Exhibit 10.12

LEASE

BETWEEN

SCIENCE PARK DEVELOPMENT CORPORATION

AND

ARVINAS, INC.

DATE:     December 31, 2017

i

Exhibits

Exhibit A	Legal Property Description — 395 Winchester Avenue
Exhibit B	Holidays

Schedules

A-1	Floor Plan of First Floor Premises
A-2	Floor Plan of Second Floor Premises
A-3	Floor Plan of Third Floor Premises
A-4	Landlord’s Additional Property
B	Tenant’s Equipment
C	Chemicals and Hazardous Materials
D	Rules and Regulations

ii

This Lease (this “Lease”) is made and entered into as of the day of ____ December, 2017, by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut corporation having a principal place of business at 5 Science Park, New Haven, Connecticut 06511 (herein referred to as “Landlord”) and ARVINAS, INC., a Delaware corporation having a principal place of business at 5 Science Park, New Haven, Connecticut 06511 (herein referred to as “Tenant”).

WITNESSETH:

Landlord warrants and represents to Tenant that it is a corporation organized and in good standing under the laws of the State of Connecticut and that it has full right, power and authority to enter into this Lease in the manner hereinafter subscribed. Tenant warrants and represents to Landlord that it is a corporation organized and in good standing under the laws of the State of Delaware and that it has full right, power and authority to enter into this Lease in the manner hereinafter subscribed. Based upon the foregoing, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Leased Premises as hereinafter defined, for the term, rentals, and upon other conditions and covenants as follows:

ARTICLE 1. LEASED PREMISES

1.1 Leased Premises.

(a) Landlord is the owner of the real property located at Science Park, New Haven, Connecticut as described on Exhibit A attached hereto (the “Property”). The Tenant shall lease from Landlord the following premises located in Science Park Building 5 (“Building 5”), which is located on the Property: (i) approximately 7,873 rentable square feet on the first floor of Building 5, as shown on the floor plan attached hereto as Schedule A-1 (the “First Floor Premises”); (ii) approximately 10,249 rentable square feet on the second floor of Building 5, as shown on the floor plan attached hereto as Schedule A-2 (the “Second Floor Premises”); and approximately 9,456 rentable square feet on the third floor of Building 5, as shown on the floor plan attached hereto as Schedule A-3 (the “Third Floor Premises”). Tenant shall have exclusive use of the First Floor Premises, the Second Floor Premises, the Third Floor Premises and Landlord’s fixtures, equipment and personalty set forth in Schedule A-1 attached hereto (“Landlord’s Additional Property”). The First Floor Premises, the Second Floor Premises, the Third Floor Premises and the Landlord’s Additional Property shall be referred to herein collectively as the “Leased Premises.” Landlord’s Additional Property shall be considered part of the Leased Premises but shall remain property of the Landlord.

(b) Tenant’s rights under this Lease shall include, in common with other tenants of Building 5 or buildings within which the Leased Premises may be located from time to time, use of the land and the facilities, accesses, hallways, roadways, sidewalks, and like service and scenic improvements and grounds (with the exception of parking areas), which are intended for the common use of tenants of Building 5 or such buildings (“Common Facilities”).

1.2 Parking. The rental of the Leased Premises will include the use of up to seventy five (75) parking spaces (“Tenant’s Parking Spaces”), in parking lots in common with other tenants and in locations in reasonable proximity to Building 5 as designated by Landlord.

ARTICLE 2. TERM

2.1 Term; Commencement Date. The term of this Lease (the “Term”) shall commence on January 1, 2018 (the “Commencement Date”) and Landlord agrees to deliver to Tenant, and Tenant agrees to accept, exclusive possession of the Leased Premises as set forth in Section 2.4 below. Unless sooner cancelled or terminated or extended in accordance with the terms of this Lease, the Term will expire with respect to the entire Leased Premises as of December 31, 2022 (the “Expiration Date”).

2.2 Omitted.

2.3 Landlord’s Contribution. Landlord shall contribute rent abatements up to the total amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) (“Landlord’s Contribution”) on account of the cost of refurbishing the Leased Premises including design and engineering costs. Landlord’s Contribution shall be available to Tenant only as follows: (i) Tenant shall submit to Landlord a written request to utilize a portion of Landlord’s Contribution as an abatement of one or more monthly installments of Base Rent (as hereinafter defined) (each a “Contribution Request”); (ii) each Contribution Request shall include evidence reasonably satisfactory to Landlord that Tenant has actually paid to contractors and other relevant professionals an amount at least equal to the amount sought in the Contribution Request in connection with construction, design and or other service and materials directly related to and necessary in connection with the Expansion Project (“Refit Expenses”); (iii) unless a Contribution Request is disputed by Landlord within ten (10) days from receipt by Landlord, Tenant shall be entitled to abatement of Base Rent monthly installment(s) first payable not less than thirty (30) days from submission of such Contribution Request to Landlord; (iv) in addition to the foregoing: (A) Tenant shall be limited to no more than three (3) contribution requests per year; (B) each Contribution Request shall be in an amount not less than the lesser of the remaining unused portion of Landlord’s Contribution and the Base Rent payable for one (1) month and shall specify how Tenant intends to apply the Base Rent abatements to upcoming monthly installment(s) of Base Rent; and (C) monthly abatements of Base Rent shall be applied to whole months and Tenant shall have no right to a partial abatement of monthly Base Rent other than with respect to the last Contribution Request.

2.4 “As Is” Condition; No Representations by Landlord.

A.

Tenant acknowledges that it is currently in possession and control of the Second Floor Premises and the Third Floor Premises pursuant to the terms of the Existing Lease (as hereinafter defined). Tenant hereby accepts Landlord’s tender of possession of the Second Floor Premises and Third Floor Premises in their “as is” condition as of the Commencement Date.

B.

As of the Commencement Date, Landlord shall tender Tenant possession of the First Floor Premises in its then “as is” condition and Tenant agrees to accept possession of the Leased Premises in its “as is” condition as of the Commencement Date.

C.

Except as provided in Section 2.5 below, Tenant relies on no warranties or representations, express or implied, of Landlord or any agent or other party associated with Landlord as to its condition or repair, or as to taxes or any other matter relating to the Leased Premises, except as otherwise expressly provided in this Lease.

D.

Subject to Section 2.3 above, Tenant shall be responsible for all costs associated with any modifications or improvements to the Leased Premises, consistent with and subject to the provisions of Article 6 hereof.

E.

Tenant acknowledges that Landlord owns but is permitting Tenant to make use of Landlord’s Additional Property (consisting of certain furnishings, fixtures, equipment and other improvements as set forth on Schedule A-4 attached hereto). Landlord shall ensure that all Landlord’s Additional Property is in good working order as of the Commencement Date but Landlord specifically disclaims any further responsibility therefor and Tenant agrees that Landlord shall not be responsible for repairs or maintenance of any of Landlord’s Additional Property from and after the Commencement Date. Tenant acknowledges that: (i) Landlord owns and shall retain title to the Landlord’s Additional Property; (ii) Tenant may make use of the Landlord’s Additional Property during the Term of this Lease; (iii) Landlord expressly disclaims any warranty of any sort express or implied under law with respect to the Landlord’s Additional Property including with respect to any use thereof that may be made by Tenant; (iv) Tenant accepts the use of the Landlord’s Additional Property in its then “as-is” condition with “all faults” and shall defend and indemnify the Landlord with respect to any claims arising from or related to the use of the Landlord’s Additional Property; and (v) upon the expiration or sooner termination of this Lease, Tenant shall return and/or turn over possession to Landlord of all Landlord’s Additional Property in like condition as of the date of this Lease, reasonable wear and tear and casualty excepted.

2.5 Limited Warrantees by Landlord. Landlord warrants that:

A.	the Leased Premises and Building 5 are in compliance with all applicable laws, regulations and codes, including the Americans with Disabilities Act, all as in effect as of the date of this Lease; and

B.

there are no friable asbestos or other Hazardous Materials (as hereinafter defined) in Building 5 other than those Hazardous Materials that are currently being used or which may be used properly and in compliance with law in the operation of Building 5 or are being used by other tenants of Building 5 in the operation of their businesses and laboratory facilities.

2.6 Tenant’s Work. Tenant, at its sole cost, subject only to the provisions of Section 2.3 above, shall be responsible for any construction and alterations within the Leased Premises together with the installation of its furniture, fixtures and business equipment, including telecommunications cabling and equipment, security systems, and any other ancillary systems it may require as approved by the Landlord in writing, which approval shall not be unreasonably withheld or delayed (the “Tenant’s Work”), at its expense, and in a good and workmanlike manner in accordance with all of its obligations under this Lease including, without limitation, Article 6 hereof. Tenant shall furnish and install any and all necessary trade fixtures, equipment and other items necessary for the proper conduct of Tenants business subject to the reasonable approval of Landlord. All of the foregoing work and all work Tenant may undertake pursuant to Article 6 of this Lease shall be done in accordance with all laws, rules, regulations and ordinances applicable thereto, including, if necessary, compliance with the Americans With Disabilities Act, as amended from time to time, and the acquisition by Tenant of a building permit from the municipal department having jurisdiction, if required. Landlord agrees to cooperate with Tenant in obtaining required permits, including executing applications if required. In no event shall Landlord be required to provide or install any trade fixtures or equipment. Tenant shall comply and cause all of its contractors to comply with the provisions of Article 6 of this Lease.

2.6.1 Tenant Grant Applications. Landlord shall reasonably cooperate with Tenant’s efforts to secure funding from the Department of Economic and Community Development in connection with Tenant’s Work.

2.7 Early Access to Leased Premises. Tenant shall continue to have and maintain possession and control of the Third Floor Premises and the Second Floor Premises through the Commencement Date. Upon full execution of this Lease and provision to Landlord of certificates of insurance complying with the requirements of this Lease, Tenant shall be granted access to the First Floor Premises for limited purposes of making preparations for the use of the First Floor Premises and performance of Tenant’s Work, provided, however, Tenant may not interfere with or disturb the existing tenant of a portion of the First Floor Premises. Tenant agrees that all provisions of this Lease, other than those provisions requiring payment of Base Rent and Additional Rent shall apply and be in full force and effect upon the granting of access to the First Floor Premises. Landlord represents and warrants that the existing tenant on the First Floor Premises will vacate the First Floor Premises no later than January 15, 2018.

ARTICLE 3. BASE RENT AND ADDITIONAL RENT

3.1 Base Rent.

A.

As used herein, the term “Lease Year” shall mean the 12-month period commencing on the Commencement Date and each succeeding 12-month period. During the initial Term, Tenant shall pay to Landlord a base rent (“Base Rent”) for each Lease Year as follows:

Months of Term	Base Rent Rate (Annually per RSF)	Applicable RSF	Monthly Base Rent
January, 2018	$21.00	19,705	$34,483.75
February, 2018—May, 2018	$21.00	27,578	$48,261.50
June, 2018—July, 2018	$21.00	19,705	$34,483.75
August, 2018—December, 2022	$21.00	27,578	$48,261.50

B.

All Base Rent and recurring monthly installments of all items of “Additional Rent” (as hereinafter defined) shall be payable each month, in advance, by not later than the first day of each month by way of wire transfer, electronic funds transfer, or other approved form of “same day” available funds. All Base Rent and recurring Additional Rent will be prorated for partial months during the Term.

3.2 Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord additional rent (“Additional Rent”) consisting of all other sums of money as shall become due and payable by Tenant as expressly set forth in this Lease, including without limitation, amounts due and payable under this Article 3, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Base Rent.

A.	Definitions. For the purposes of this Agreement, the following terms shall have the meanings indicated:

“Base Operating Expense Year” shall mean the calendar year 2018.

“Base Property Tax Year” shall mean the calendar year 2018.

“Base Operating Expenses” shall mean the amount of Operating Expenses attributable to the Base Operating Expense Year.

“Base Property Taxes” shall mean the amount of Property Taxes attributable to the Base Property Tax Year.

“Operating Expenses” shall mean all costs and expenses paid or incurred by or on behalf of Landlord: (i) in providing HVAC service to the Leased Premises; and (ii) with respect to the ownership, maintenance, policing, repair, replacement, restoration, management, insurance, security and/or operation of Building 5 and any parking areas serving Building 5 or any part thereof, and are herein deemed to include, but not necessarily be limited to the following:

(a)	the cost of all personnel, including wages, salaries and other compensation and fringe benefits, social security taxes, payroll taxes, unemployment taxes, and any other such taxes;

(b)	management fees that shall in no event exceed the reasonable and customary management fees charged from time to time for comparable buildings in the greater New Haven Market;

(c)

the cost of all utilities, fuel charges and related costs and services attributable to any portion of Building 5, including, but not limited to, all such utilities used or consumed in connection with the heating, ventilating, air conditioning, and water heating within Building 5;

(d)	all office and janitorial supplies and similar materials used in the operation of Building 5;

(e)

the cost of all services incurred in the operation of Building 5 (and all service agreements and maintenance contracts for same), including, but not limited to, protection and security service, window cleaning, common area cleaning service, plant and landscaping service, including plantings and re-plantings, elevator, HVAC maintenance and repair, ice and snow removal, and trash removal;

(f)

insurance, including, but not limited to, fire (including, without limitation, endorsements for extended coverage, vandalism and malicious mischief, and theft and mysterious disappearance), public liability, rental interruption, boiler, water damage, sprinkler leakage, workers’ compensation, health, accident and group insurance; and

(g)

the cost of all maintenance, repairs, replacements and restorations, whether performed pursuant to obligations under leases, as a result of fire or other casualty or otherwise, including, but not limited to, all maintenance, repairs and replacements (structural or non-structural) to the roof, inundation, exterior and interior walls, floors and covering of same, replacement of plate, and other window glass, repair and replacement of all heating and cooling units and systems, repair and replacement of any portion of the sprinkler system, restrooms and all plumbing facilities, utility conduits, pumping stations and force mains, signs, elevators, sidewalks and steps, all Building 5 service equipment, lighting units and fixtures including bulbs and tubes, all other Building 5 fixtures and equipment, and all other maintenance, repairs, replacements and restorations of Building 5, all exclusive of items which are the direct responsibility of any other tenant.

Notwithstanding anything to the contrary contained herein, Operating Expenses shall in all cases exclude:

(1)

Items which are the direct responsibility of any tenant or are caused by the intentional or negligent acts of any such tenant, its agents or licensees and the costs of which are recovered from such tenant;

(2)	Expenses of alterations to the Leased Premises or Building 5 for the accommodation of a specific tenant or tenants, which expenses shall be borne by such tenants;

(3)	All costs of leasing space in Building 5 including office expenditures, legal fees and broker’s commissions;

(4)	Costs actually covered by Landlord’s insurance or other manner of reimbursement to the extent that payment is actually received by Landlord, but not excluding the amount of any deductible;

(5)

Repairs or other work resulting from damage by fire, windstorm or other casualty to the extent covered by insurance in force or required to be carried by Landlord hereunder, or by the exercise of eminent domain;

(6)

Leasing commissions, attorney’s fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants or other occupants;

(7)

Landlord’s cost of utilities and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental payable under the lease with such tenant;

(8)	Depreciation and amortization of any kind, except as otherwise provided herein;

(9)	Interest on debt or amortization payments on any mortgage or mortgages and/or rentals under any ground lease or other underlying leases;

(10)	costs incurred in connection with the sale, financing or refinancing of Building 5;

(11)	fines, interest and penalties incurred due to the late payment of Taxes or Operating Expenses;

(12)	organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

(13)

sums paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building 5 and/or Leased Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

(14)	wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners or other corporate personnel of Landlord;

(15)	the cost or expense of any services or benefits provided generally to other tenants in Building 5 and not provided or available to Tenant;

(16)	expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty;

(17)

any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” in or about Building 5, common area or Property, including, without limitation, hazardous substances in the ground water or soil;

(18)	all costs of purchasing or leasing sculptures, paintings or other works or objects of art;

(19)	all bad debt loss, rent loss, or reserves for bad debt or rent loss,

(20)	property Taxes and amounts excluded from the definition thereof;

(21)

the cost of any improvements to Building 5 or related improvements that are required to be capitalized by generally accepted accounting principles (except that Landlord may include the amount each year that amortizes such improvements in equal annual installments over their useful life as determined by generally accepted accounting principles);

(22)	rent paid or payable under ground leases (other than in the nature of additional rent consisting of Property Taxes or Operating Expenses);

(23) advertising, entertainment and promotional costs that are paid or incurred for Building 5; and

(24)	the portion of costs that Landlord incurs for the benefit of a building other than Building 5 (to the extent that Landlord incurs costs that benefit Building 5 and another building).

“Property Taxes” shall mean all real property taxes and assessments, water and sewer taxes and assessments, and any and all other governmental levies, taxes or charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind of nature whatsoever, which may be assessed or imposed from time to time during any part of the Term by the City of New Haven and/or any other governmental taxing authority, upon the Property, Building 5 and/or the parking lot(s) from time to time serving Building 5; provided, however, that Property Taxes shall not include any transfer, excise, income or corporate franchise tax levied on Landlord. If, due to a future change in the method of taxation or in the taxing authority, a tax or governmental imposition, however designated (including, without limitation, any tax measured or payable with respect to income, profits, rents or other charges received by Landlord and levied against Landlord, the Property and/or Building 5) shall be levied against Landlord, the Property and/or Building 5 in substitution, in whole or in part, or as an addition to or in lieu of any Property Taxes, then such tax or governmental imposition shall be deemed to be included within the definition of the term “Property Taxes” for the purposes hereof.

“Tenant’s Proportionate Share” shall mean that fraction, the numerator of which is the number of rentable square feet of floor space in the Leased Premises as set forth in Article 1 of this Lease, and the denominator of which (the “Denominator”) is the average of the total rentable square feet of floor space in Building 5 actually under lease to tenants during the calendar year in question (as such number is determined by leases, whether verbal or in writing, and pursuant to the terms of which leases rent has commenced to be payable), (said average being referred to as the “Average Occupancy Figure”). Notwithstanding the foregoing, in the event that the Average Occupancy Figure is less than ninety five percent (95%) of the total rentable square footage in Building 5 during the Base Operating Expense Year or any other calendar year, then in such event (i) the Denominator described hereinabove shall be then established during such period in question at ninety five percent (95%) of the total rentable square footage in Building 5, and (ii) those components of Operating Expenses which relate to and are incurred as a consequence of Building 5 tenant use and occupancy (including Building 5 maintenance and repair, janitorial and cleaning expenses. Building 5 management fees and costs and Building 5 tenant electric expenses) shall be increased on a pro rata basis from the actual levels at which they are incurred during any given calendar year in question to the levels at which they would have been incurred had the Average Occupancy Figure been ninety five percent (95%) of the total square footage in Building 5 during the calendar year in question.

B. Expense and Tax Increases. In addition to the Base Rent, Tenant shall pay to Landlord, as Additional Rent, as hereinafter provided, Tenant’s Proportionate Share of (i) increases in Operating Expenses over the Base Operating Expenses, and (ii) increases in Property Taxes over the Base Property Taxes (collectively referred to as the “Expense and Tax Increases”). Prior to the end of the Base Operating Expense Year, and in advance of each calendar year thereafter during the Term, Landlord shall furnish Tenant with an estimate (which estimate may be changed by Landlord from time to time) of Tenant’s Proportionate Share of the

Expense and Tax Increases for the ensuing calendar year (or portion thereof). Commencing with the monthly installment of Base Rent payable for January, 2019, and thereafter on the first (1st) day of each month during the Term, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount of Landlord’s then current estimate of Expense and Tax Increases. Within 180 days after the end of each calendar year following the Base Operating Expense Year and within 180 days after the end of the Term, Landlord shall submit to Tenant a statement, prepared by Landlord, of the actual Expense and Tax Increases for the preceding calendar year (or partial calendar year in the event the Term shall end on a date other than a December 31st), and the figures used for computing Tenant’s Proportionate Share for the preceding calendar year, and if Tenant’s Proportionate Share of Expense and Tax Increases so stated for such period is (i) more than the amount paid for such period, Tenant shall pay to Landlord the deficiency within thirty (30) days after submission of such statement, or (ii) less than the amount paid for such period, at Landlord’s sole election, Tenant shall be entitled to a credit in the amount of such excess against amounts next coming due under this Paragraph or Landlord shall refund the amount of such overpayment to Tenant (or a refund of such excess in the case of the end of the term of this Lease). Any such adjustment shall survive the expiration or earlier termination of the Term. If Landlord shall furnish such estimate subsequent to the commencement of any such calendar year, then, until the first (1st) day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to Tenant’s monthly payment with respect to Tenant’s Proportionate Share of Expense and Tax Increases for the last month of the preceding calendar year.

3.3 Omitted.

3.4 Electricity. Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to $1.62 per year for each rentable square foot of the Leased Premises, which shall be payable in equal monthly installments together with the regular monthly payments of Base Rent and Additional Rent.

3.5 Absolute Obligation to Pay; No Set-Off. Tenant’s obligation to make full and prompt payments of all Base Rent and Additional Rent when owed under the terms of this Lease is absolute. Base Rent and Additional Rent shall be paid without set-off, withdrawal or deduction of any nature.

3.6 Partial Payments. Any payment of Base Rent and/or Additional Rent which is less than the amount then due and owing to Landlord will be considered a payment against the oldest outstanding rental obligation and Landlord may accept such payment without affecting its rights to collect the balance owed.

3.7 Interest on Late Payments of Base Rent, Additional Rent or Other Amounts Due. Any Base Rent, Additional Rent or other amount which is owed by Tenant under this Lease and which is not paid within fifteen (15) days of the date when due shall carry interest at an annual rate (the “Default Rate”) equal to the lesser of (i) the highest rate allowed by law from the date which is fifteen (15) days after the date such Base Rent and/or Additional Rent or other amount was due until the date of payment, and (ii) eighteen percent (18%) per annum.

3.8 Bookkeeping and Audits. Landlord shall maintain books and records respecting gas, electricity, Operating Expenses and Property Taxes and determine the same in accordance with sound accounting and management practices, consistently applied. Tenant or its representative shall have the right to examine those books and records of Landlord and any managing agent reasonably necessary for purposes of auditing expenditures for gas, electricity, Operating Expenses and Taxes in question. Such examination shall take place during normal business hours at the place or places where such records are normally kept. Each Annual Operating Expense Statement rendered to Tenant shall be considered final, unless Tenant has given written notice to Landlord of its intention to audit the books and records of Landlord, which notice must be given within forty five (45) days following Tenant’s receipt of such Annual Operating Expense Statement. In the event that Landlord and Tenant are unable to resolve the dispute within forty five (45) days following Landlord’s granting Tenant access to such books and records of the Landlord, then such dispute shall be submitted to an independent certified public accounting firm selected by Landlord, subject to Tenant’s reasonable approval of such firm, which approval shall not be unreasonably withheld or delayed. The certification by such independent certified public accounting firm as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the fees and costs of such independent certified public accounting firm unless such certification determines that Tenant was overbilled by more than two (2%) percent in which case Tenant’s audit expenses will be paid by Landlord. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying, without prejudice to Tenant’s position, Tenant’s Pro Rata Share of gas, electricity, Operating Expenses and Taxes paid or incurred during the applicable period in the amounts determined by Landlord, subject to adjustment after any such exceptions are resolved.

3.9 Survival. The rights, obligations and liabilities of Landlord and Tenant under this Article 3 shall survive the expiration or earlier termination of this Lease for any reason.

ARTICLE 4. TAXES

4.1 Personal Property Taxes. Tenant shall be solely responsible for and pay within the time provided by law all taxes and assessments imposed on its inventory, furniture, trade fixtures, apparatus, equipment and any other of Tenant’s personal or other property.

4.2 Property Taxes. Tenant’s liability for the payment of Property Taxes is governed by Section 3.2 of this Lease.

4.3 Available Abatements of Real Property Taxes. Landlord shall use reasonable commercial efforts to assist Tenant’s efforts to obtain the benefit of any “Enterprise Zone” abatements of Property Taxes that may be available as a result of, relating to, or in connection with the Tenant’s occupancy of the Leased Premises or Tenant’s business operations therein (“Property Tax Abatements”). Landlord shall not be required to commence any adversarial proceeding, whether administrative or judicial, to obtain any ruling, file any appeal, or otherwise to defend any application and shall not be accountable to the Tenant for any of its efforts in seeking Property Tax Abatements. In the event that any Property Tax Abatements are secured, Landlord shall credit the amount of the Property Tax Abatements, net of all out-of-pocket costs, expenses and fees incurred by Landlord in securing such Property Tax Abatements, in equal installments to the Additional Rent payable by Tenant during the next six months after such Property Tax Abatements are received by or credited to Landlord by such taxing authority. Landlord makes no representations as to the availability of Property Tax Abatements and/or the Landlord’s rights with respect thereto.

4.4 Other Taxes and License Fees. Tenant shall pay before delinquency all license and permit fees and taxes that may be imposed upon the business of Tenant on the Leased Premises.

4.5 Survival. The rights, obligations and liabilities of Landlord and Tenant under this Article 4 shall survive the expiration or earlier termination of this Lease for any reason.

ARTICLE 5. TENANT’S USE OF LEASED PREMISES

The Leased Premises will be used by Tenant only for research, office and laboratory purposes and for purposes incidental thereto and for any other uses consistent with the applicable zoning laws for City of New Haven and not otherwise prohibited by this Lease. Notwithstanding the foregoing, the Tenant shall, in all circumstances, use the Leased Premises for lawful purposes only and shall not use or occupy, nor permit the use nor occupancy of, the Leased Premises or any portion thereof for any of the following purposes: retail sales to the general public; the development, production or sale of pornographic materials; operation or promotion of a gambling establishment; or any use which creates fire, explosive or other similar hazard outside of normal research and laboratory use. Tenant shall at all times and in all respects comply with all local, state and federal laws, ordinances, regulations and orders relating to land use, industrial hygiene, environmental (including, but not limited to the Environmental Laws as defined in Section 8.5) or similar laws, including the use, analysis, generation, manufacture, storage, disposal or transportation of Hazardous Materials as defined in Section 8.4.

ARTICLE 6. ALTERATIONS

6.1 Reconfiguration; Alterations or Improvements to Leased Premises. Subject to the approval of the Landlord, which approval may not be unreasonably withheld, Tenant may reconfigure the Leased Premises at any time during the Term. Tenant shall not otherwise make any alterations, additions or improvements in or to the Leased Premises except with Landlord’s prior written consent, which consent will not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be unreasonable for Landlord to withhold its approval or consent or require modifications to any proposed reconfiguration, alterations, additions or improvements if there will be any effect upon or interference with the design or installation of any mechanical, electrical or other systems which interconnect to or could affect or be affected by mechanical, electrical, HVAC or other Building 5 systems.

6.2 Improvements to Become Property of Landlord. AH additions and other improvements installed in the Leased Premises at any time except for Tenant’s trade fixtures and equipment, as set forth on Schedule B, or as otherwise set forth in one or more written notices to Landlord, either by Tenant or by Landlord on Tenant’s behalf, shall become the property of Landlord and shall be surrendered with the Leased Premises upon termination of this Lease. Upon the termination of this Lease, Landlord may require the removal of any additions and improvements installed in the Leased Premises that the Tenant installed without providing advance notice thereof to Landlord. If Tenant provides advance written notice to Landlord as to the installation of any additions or improvements to the Leased Premises, Tenant may include in such notice a specific reference to this section of this Lease and request the Landlord to determine whether such additions or improvements must be removed by Tenant upon the termination of the Lease. Landlord shall respond to such a notice from Tenant in writing within twenty (20) days of receipt, and state whether or the extent to which such additions and improvements must be removed upon the termination of the Lease and such written response from Landlord shall be binding on the parties. Landlord acknowledges that Tenant has supplied certain equipment, as contained in Schedule B attached, and Tenant shall remove said equipment upon termination of this Lease.

6.3 Tenant’s Removal of Trade Fixtures. Nothing in this Article shall prevent Tenant’s removal of its trade fixtures upon the Expiration Date or earlier termination of this Lease in accordance with the terms hereof, but upon such removal, Tenant shall promptly, and at its own expense, repair and restore any damage caused by such removal.

6.4 Tenant’s Compliance with Conditions of Construction. Tenant shall, before making any alterations, additions or improvements permitted hereunder, obtain all permits, approvals and certifications required by any governmental or quasi-governmental body or authority, and (upon completion) certificates of final approval and/or completion thereof, and shall deliver promptly copies of all such permits, approvals and certificates to Landlord. In performing any additions, alterations or improvements to the Leased Premises permitted hereunder, Tenant shall comply with all applicable laws, regulations and ordinances. Tenant agrees to carry, and will cause its contractors and subcontractors to carry, worker’s compensation insurance in the amount required by law and general liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability. Each such policy shall name Landlord and, at Landlord’s request, Landlord’s Lenders (as such term is defined in Section 10.1 hereof), as additional named insured(s) and Tenant shall furnish to Landlord prior to the commencement of construction appropriate certificates evidencing that such insurance is in effect. Any such alterations, additions or improvements shall be at the sole expense of Tenant using contractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably denied or delayed. Tenant shall notify Landlord in writing of the identity of each contractor with whom it intends to contract at least five (5) business days prior to entering into a contract with such contractor. If Landlord has not notified Tenant in writing that Landlord disapproves of such contractor within five (5) business days after Landlord was notified of the identity of Tenant’s proposed contractor, then such contractor shall be deemed approved.

6.5 Mechanic’s Lien. If any mechanic’s lien is filed against the Property, Building 5 or the Leased Premises for work claimed to have been done or materials claimed to have been furnished to or for the benefit of Tenant, whether related to work done pursuant to any provision of this Lease or otherwise, the lien, within forty five (45) days of its receipt of notice of such filing, shall be discharged by Tenant at Tenant’s expense by filing a bond as required by law or by other reasonable means.

ARTICLE 7. REPAIRS

7.1 Landlord Maintenance. Landlord shall maintain and repair the public portions of Building 5 and Common Facilities, exterior and interior, and shall make all structural repairs to Building 5, and repairs to the plate glass and roof and exterior walls subject to Tenant’s obligations under Sections 7.2—7.7 of this Lease. Landlord shall maintain in good operating order and condition, the equipment serving Building 5 generally and the utility systems serving Building 5 and up to the Leased Premises but not utility fixtures within the Leased Premises and exclusively serving the Leased Premises. Landlord shall have no obligation to maintain or repair any of fixtures, furniture, equipment or other personal property: (A) which are the property of the Tenant; (B) which were installed by the Tenant; (C) which are located in the laboratory area of the Leased Premises, including, without limitation, fume hoods (including any fume hoods installed by Landlord), autoclaves, and glass wash units; or (D) which are Landlord’s Additional Property

7.2 Tenant Maintenance. Subject to Section 7.1, Tenant shall take good care of and maintain the Leased Premises, shall not waste the Leased Premises, Tenant shall also be responsible for its own janitorial services within the Leased Premises. Any contractors retained by Tenant for these purposes must be approved by Landlord in accordance with the provisions of Section 6.4.

7.3 Tenant’s Liability for Damages. Notwithstanding any provision of Section 7.1 above, subject to the provision of Section 25.3, Tenant shall be liable for all damage or injury to the Leased Premises or to any other part of the Property or Building 5 or to any other portion of the property known as “Science Park”, of which the Property is a part, whether requiring structural or non-structural repairs, caused by or resulting from any intentional or unintentional act, negligence or willful conduct on the part of Tenant, a subtenant of Tenant, their respective servants, employees, agents, contractors, subcontractors, licensees or invitees. All such damage or injury shall be repaired promptly by Tenant at its sole cost and expense to the satisfaction of Landlord.

7.4 Tenant to Repair Damage. Tenant shall repair all damage to the Property, Building 5 and to the Leased Premises caused by the moving, installing or removing of Tenant’s fixtures, furniture, equipment or other personal property.

7.5 Landlord May Make Repairs at Tenant’s Expense. If Tenant fails after thirty (30) days’ notice to proceed with due diligence to make any repairs required to be made by it (unless in Landlord’s judgment, reasonably exercised, a delay of thirty days may expose persons or property to possible damage or injury, wherein Landlord may proceed without notice to repair), repairs may be made by Landlord for the account of and at the expense of Tenant. The reasonable costs and expenses so incurred by Landlord in making any such repairs shall be payable by Tenant as Additional Rent within thirty (30) business days following submission of reasonably detailed invoices therefor.

7.6 Tenant to Notify Landlord of Defective Conditions. Tenant shall give Landlord prompt written notice of any defective condition in the Leased Premises of which Tenant is aware, including but not limited to, any defective condition in the plumbing, heating system or electrical lines located in, servicing or passing through the Leased Premises.

7.7 Quality of Work. Any and all work required or permitted to be done to or upon the Leased Premises by way of repairs, alterations, additions or improvements by Landlord or Tenant, or the agents or employees of either, shall be of a quality equal to the original construction and shall be done in accordance with all applicable laws, regulations and ordinances.

ARTICLE 8. COMPLIANCE WITH LAWS; INCREASED INSURANCE RATES; ENVIRONMENTAL LAWS

8.1 Tenant to Comply with Laws and Regulations. Tenant, at its sole cost and expense, shall comply with all present and future statutes, laws, orders, ordinances, rules, regulations and requirements of all federal, state, municipal and local governments, departments, commissions and boards, the directions of any public officer, and all orders, rules and regulations including, without limitation, the Connecticut State Fire Prevention Code and the Connecticut State Fire Safety Code, relating or pertaining to the conduct of Tenant’s business or its specific use and occupancy of the Leased Premises (and not to those laws, etc. which pertain to tenants generally, which shall be Landlord’s responsibility) (collectively, “Laws”). Landlord and not Tenant will make structural alterations if required by law, unless caused by Tenant’s alterations or specific manner of use.

8.2 No Violation of Insurance Policies. Tenant shall not do or permit any act to be done in or to the Leased Premises which will invalidate or be in conflict with any policies of insurance at any time carried by or for the benefit of Landlord with respect to the Leased Premises, Building 5 or Property. Tenant shall not use the Leased Premises in a manner that will increase the rate of any insurance applicable to the Leased Premises, Building 5 or Property in effect on the Commencement Date. Landlord represents that as of the Commencement Date, the use of the Leased Premises for office and laboratory purposes does not conflict with or invalidate any insurance nor subject Landlord to an increase in the rate of insurance.

8.3 Tenant to Pay Costs, Fines and Penalties. Upon receipt of notice from Landlord, Tenant shall promptly pay all claims, costs, expenses, fines, interest, penalties or damages that may be imposed upon or incurred by Landlord by reason of any Event of Default, provided that Tenant shall not be liable for any late charges or other costs that result from a delay by Landlord in paying the same. Subject to the terms of Section 8.2, if Landlord’s insurance rates are increased during the Term of this Lease because of a special risk associated with Tenant’s use or occupancy, Tenant shall promptly reimburse Landlord for said increase as Additional Rent, upon receipt of reasonably detailed evidence thereof.

8.4 Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean and include those elements, materials, compounds, mixtures, wastes or substances (collectively “Substances”) which are designated as pollutant, toxic, infectious, flammable, radioactive or hazardous (or contained in any list which is adopted) by the United States Environmental Protection Agency (the “EPA”), the State of Connecticut or any political subdivision thereof, including without limitation the Connecticut Department of Energy and Environmental Protection (“DEEP”), or is so designated under any of the Environmental Laws, and, whether or not included in any such list or designated as such, shall be deemed to include all Substances containing petroleum, petroleum products and derivatives, chlorinated hydrocarbons, asbestos, and polychlorinated biphenyls (PCB’s).

8.5 Environmental Laws. As used herein, the term “Environmental Laws” shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating or relating to the protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, discharge, handling, treatment, removal, disposal or transportation of any Hazardous Materials, as now or at any time hereafter in effect including, without limitation, Title 22a (“Environmental Protection”) of the Connecticut General Statutes, including, but not limited to, Sections 22a—448 through 22a-457 of the Connecticut General Statutes (the “Superlien Statute”), the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et. seq. The Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et. seq., the Federal Oil Pollution Act of 1990, §§2701, et. seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§ 2601 et. seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et. seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et. seq., the Federal Clean Air Act 42 U.S.C. §7401 et. seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et. seq., the Rivers and Harbors Act of 1899, 33 U.S.C. §§401 et. seq., Title X of Pub.L. 102.550 (Oct. 28, 1992), and all laws, statutes, rules, ordinances, and all rules and regulations of the EPA, the DEEP or any other state or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the Property, as any of the foregoing have been, or are hereafter created, amended, supplemented, re-authorized, superseded and replaced from time to time.

8.6 Chemicals and Hazardous Materials. Tenant shall, upon Landlord’s request, no more often than quarterly, provide Landlord with a list of chemicals and Hazardous Materials Tenant intends to store or use in the Leased Premises. Such list, for the first Lease Year, is attached hereto as Schedule C. Tenant shall promptly notify Landlord in writing whenever Tenant intends to store or use other chemicals or Hazardous Materials than appear on such list, provided, however, Tenant is permitted without prior notice and consent of landlord to use those Hazardous Materials necessary for the conduct of its business provided they are not used in “reportable quantities” and they are used in accordance with Environmental Laws.

8.7 Compliance with Environmental Laws. Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other government and regulatory approvals required for Tenant’s activities or use of the Leased Premises, including, without limitation, the use, transportation, storage and discharge of

Hazardous Materials. Tenant shall comply at all times with all Environmental Laws applicable to Tenant’s activities or use of the Leased Premises. Except as so discharged in accordance with all applicable Environmental Laws, Tenant shall cause any and all Hazardous Materials removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Leased Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the Term of the Lease, Tenant shall: (i) cause all Hazardous Materials used by Tenant to be removed from the Leased Premises by an appropriately licensed contractor and to be transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws; and (ii) shall arrange for a licensed industrial hygienist or other appropriately licensed contractor to clean the Leased Premises and any remaining furniture, fixtures and equipment of any and all Hazardous Materials used by Tenant and to provide to Landlord appropriate and customary written certifications specifying the completion of same including descriptions and/or serial numbers of all equipment cleaned by the contractor (“Cleaning Certificates”). Tenant shall promptly deliver to Landlord copies of all Cleaning Certificates and hazardous waste manifests reflecting the legal and proper cleaning of the Leased Premises and remaining furnishings, fixtures and equipment and the legal and proper disposal of all Hazardous Materials removed from the Leased Premises.

8.8 Tenant to Indemnify Landlord and Landlord’s Lenders. Tenant shall indemnify and hold harmless Landlord, Landlord’s Lenders (as defined in Section 10.1), and their respective directors, officers, employees and agents (each an “Indemnified Party”) from and against any and all claims, actions, proceedings, investigations, suits, penalties, fines, costs, expenses, sums paid in settlement, judgments, losses and damages, directly or indirectly arising as a result of or caused by Tenant’s failure to comply fully with any applicable Laws or Environmental Laws or the terms of this Article 8, except as a result of the negligence or misconduct of an Indemnified Party. Landlord shall indemnify and hold harmless Tenant and its directors, officers, employees and agents from and against any and all claims, actions, proceedings, investigations, suits, penalties, fines, costs, expenses, sums paid in settlement, judgments, losses and damages, directly or indirectly arising as a result of or caused by Landlord’s failure to comply fully with any applicable Laws or Environmental Laws. The foregoing indemnification shall include without limitation all costs of environmental cleanup, all fees and expenses of environmental consultants and engineers hired by an indemnified party and reasonable attorney’s fees incurred by an indemnified party directly or indirectly as a result of any claim for which indemnification is provided herein. Tenant shall be responsible for the cost of any and all repairs to the Property, Building 5, the Leased Premises and any other real or personal property owned by Landlord or its subsidiaries from time to time, structural and nonstructural, required as a result of Tenant’s violation of any such Laws or Environmental Laws or terms of this Article 8. The terms of this Article 8 shall survive the termination or expiration of this Lease for any reason.

ARTICLE 9. FLOOR LOAD; MACHINERY AND EQUIPMENT

9.1 Floor Load. Tenant shall not place a load upon any floor of the Leased Premises exceeding the established floor load of 100 pounds per square foot. All such equipment and material installation shall be placed and maintained by Tenant at its expense, with equipment in settings sufficient to absorb vibration and noise and prevent annoyance to other tenants in Building 5.

9.2 Engines, Machinery and Equipment. Tenant shall provide Landlord with a list of all engines, machinery and similar equipment Tenant intends to store or use in the Leased Premises, excluding ordinary office equipment. Such list is attached hereto as Schedule B. Tenant shall notify Landlord in writing in advance whenever Tenant intends to store or use engines, machinery or similar equipment in the Leased Premises other than that listed on Schedule B.

ARTICLE 10. TENANT’S OBLIGATIONS TO LANDLORD’S LENDERS

10.1 Subordination. The rights of Tenant under this Lease will always be subject and subordinate to the rights, title and interest of all present and future lenders who may from time to time extend credit to Landlord which extensions of credit may be secured in whole or in part by a mortgage or other security interest on the Property, Building 5 or Leased Premises (collectively, “Landlord’s Lenders”) and all renewals, modifications, replacements and extensions of any such mortgage or other security interest, provided Tenant’s occupancy will not be disturbed. This provision is automatic without any further consent or confirmation by Tenant, but at Landlord’s request, Tenant will execute an agreement in form and content reasonably acceptable to Landlord and Landlord’s Lenders (a “Subordination Nondisturbance Agreement”) confirming this provision. Tenant will sign a commercially reasonable Subordination Nondisturbance Agreement and return it to Landlord within thirty (30) days after Landlord makes the request in writing. Landlord shall obtain from Landlord’s Lenders a reasonable form of Subordination Nondisturbance Agreement in recordable form to the effect that as long as Tenant shall keep, carry out, and perform all of the terms, covenants and provisions contained in this Lease which are to be performed by Tenant, within all applicable notice and cure periods, Landlord’s Lenders, or their assignees, will not disturb Tenant’s occupancy of the Leased Premises.

10.2 Estoppel Certificate. Tenant agrees to execute and deliver to Landlord within thirty (30) days of Landlord’s written request a certificate or statement reasonably required to confirm that this Lease is in full force and effect, whether it has been modified, and if so, how, and whether, to Tenant’s knowledge, Landlord is in default in the performance or observance of any covenants or conditions in this Lease on Landlord’s part to be performed or observed, or any condition exists that with the passage of time would, if uncorrected, constitute a default (an “Estoppel Certificate”). Landlord shall deliver to Tenant a comparable Estoppel Certificate within thirty (30) days after written request from Tenant.

10.3 Prohibition Against Recording Lease. Neither party shall record this Lease on the New Haven Land Records. Any such recordation of this Lease shall be an Event of Default hereunder and such recordation shall be null and void and of no force and effect.

ARTICLE 11. LIMITATIONS ON LANDLORD’S LIABILITY

11.1 Property. Landlord shall not be liable for any loss of or damage to any property of Tenant, its employees, agents, contractors, subcontractors, licensees or invitees, whether by theft or otherwise, unless caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

11.2 Landlord Not Liable for Other Tenants. Landlord and its agents shall not be liable for any injury or damage to persons or property caused by other tenants or persons in, upon or about Building 5, Property or other real property in the vicinity of the Property, or caused by operations in construction of any private, public or quasi-public work in or to Building 5, the Property or such other real property, unless caused by the negligence or willful misconduct of Landlord.

11.3 Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant and, to the fullest extent allowed by applicable law, Tenant, for itself and its employees, contractors, subcontractors, agents, licensees and invitees, hereby waives all claims against and releases Landlord, Landlord’s Lenders, and their respective directors, officers, employees and agents from and against any and all claims, actions and causes of action which they or any of them may have now or in the future, for damages resulting from any entry into the Leased Premises, loss of life, personal injury, loss of business, or damage to any property on or about the Property or the real property known as “Science Park” of which the Property is a part or the approaches, entrances, streets, sidewalks or corridors thereto, by or from any cause whatsoever, including without limitation, damage caused by any defect in the Leased Premises or any other portion of Building 5 or the Property or the real property known as “Science Park”, or by water leakage of any character from the roof, walls, basement or other portion of Building 5 or the Leased Premises or caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the Leased Premises or any other portion of Building 5 or the Property or the real property known as “Science Park”, provided the same does not arise, in whole or in part, by the negligence, willful misconduct or breach of contract of or by Landlord, its agents, employees or contractors.

11.4 Limitation on Damages. OTHER THAN AS PROVIDED IN SECTION 31.1 OF THIS LEASE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON OR ENTITY UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR INDIRECT DAMAGES OR LOST PROFITS, HOWEVER CAUSED, IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

ARTICLE 12. TENANT’S OBLIGATION TO PROTECT LANDLORD AND LANDLORD’S LENDERS

12.1 Tenant to Protect and Reimburse Landlord. To the fullest extent allowed by applicable law, Tenant will defend, indemnify and hold harmless Landlord, Landlord’s Lenders, and their respective directors, officers, employees and agents (individually, a “Landlord Indemnified Party”), from and against any and all claims, damages, liabilities, penalties, fines, judgments, forfeitures, actions, causes of action, losses, costs and expenses, costs and expenses (including, without limitation, reasonable attorney’s fees incurred by any Landlord Indemnified Party in defending against any claim for which indemnification is provided herein), which result from, or arise out of or in connection with any one or more of the following (including claims resulting from the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by):

A. Any breach or violation by Tenant or a subtenant of Tenant or their respective servants, employees, agents, contractors, subcontractors, licensees or invitees of any provision of this Lease;

B. The negligence or willful act of Tenant or a subtenant of Tenant or their respective servants, employees, agents, contractors, subcontractors, licensees or invitees;

C. The use and occupancy of the Leased Premises by Tenant or any other party during the Term of this Lease; or

D. (i) the use, storage, transportation, disposal, release, discharge or generation of, Hazardous Materials to, in, on, under, about or from the Leased Premises or the Property or the real property known as “Science Park” of which the Property forms a part, by Tenant, a subtenant of Tenant or their respective employees, contractors, subcontractors, agents, licensees or invitees, or (ii) Tenant’s failure to comply with any Environmental Laws. Tenant’s obligation under this Section shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, monitoring, remedial action, detoxification or decontamination of the Property or other portions of the real property known as “Science Park” of which the Property forms a part (including, without limitation, the soil and ground water on or under the Property or such real property known as “Science Park”) and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, provided the cause of the same is due solely to Tenant, its agents, employees or contractors. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Term of the Lease. For purposes of the indemnity provisions hereof, any acts or omissions of Tenant or a subtenant of Tenant or by employees, agents, assignees, contractors, subcontractors, licensees and invitees of Tenant or a subtenant of Tenant or others acting for or on behalf of Tenant or a subtenant of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

12.2 Tenant to Defend Claims. If any action or proceeding is brought against an Landlord Indemnified Party by reason of a claim described in Section 12.1., Tenant, upon written notice from Landlord, will at Tenant’s sole cost and expense, defend the action or proceeding with legal counsel approved by Landlord in writing, which approval shall not be unreasonably withheld. Landlord shall give Tenant written notice of any such claim as soon as reasonably practicable but in any event within fifteen (15) days of Landlord receiving written notice of such claim.

12.3 Landlord to Protect and Reimburse Tenant. To the fullest extent allowed by applicable law, Landlord will defend, indemnify and hold harmless Tenant and its directors, officers, employees and agents (individually, a “Tenant Indemnified Party”), from and against any and all claims, damages, liabilities, penalties, fines, judgments, forfeitures, actions, causes of action, losses, costs and expenses, costs and expenses (including, without limitation, reasonable attorney’s fees incurred by any Tenant Indemnified Party in defending against any claim for which indemnification is provided herein), which result from, or arise out of or in connection with any one or more of the following (including claims resulting from the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by):

A. Any breach or violation by Landlord or its servants, employees, agents, contractors, subcontractors, licensees of any provision of this Lease; or

B. The negligence or willful act of Landlord or its servants, employees, agents, contractors, subcontractors, licensees.

ARTICLE 13. FIRE AND OTHER CASUALTY

13.1 Notification to Landlord; Obligation to Pay Base Rent and Additional Rent. If the Leased Premises or Building 5, or any part thereof, shall be destroyed or partially damaged by fire or other casualty, Tenant shall continue to pay Base Rent and Additional Rent during any period of repair except as otherwise expressly provided in this Article or until the Lease is terminated in accordance with the terms of this Article.

13.2 When Lease May Be Terminated; Apportionment of Base Rent and Additional Rent. If by reason of casualty:

A. Building 5 is destroyed, this Lease shall terminate automatically and Tenant shall vacate the Leased Premises as of the date of the casualty;

B. The Leased Premises are rendered wholly or substantially untenantable and restoration will require longer than 120 days, this Lease shall terminate at the option of Landlord made within 30 days of the casualty or loss causing such condition and Tenant shall vacate the Leased Premises as of the date of such casualty or loss; or

C. Any portion of Building 5 is otherwise substantially damaged and Tenant’s access to or use of the Leased Premises is materially and adversely affected, and restoration of such damage shall require longer than 120 days to complete, then Landlord may either elect to repair the damage or may cancel this Lease by giving written notice of cancellation to Tenant within thirty (30) days after such casualty or loss. Upon the giving of such notice of cancellation, this Lease shall terminate, and Tenant shall vacate and surrender the Leased Premises to Landlord. If

Landlord shall have decided to repair any damage as aforesaid, the damage (except as to Tenant’s fixtures, personal property or leasehold improvements made by Tenant) shall be repaired by and at the expense of Landlord within one hundred and eighty (180) days of the casualty and the Base Rent and/or Additional Rent shall be abated from the date of casualty until such restoration is complete according to the part of the Leased Premises, if any, which is not usable by Tenant, but if the remaining usable portion does not enable Tenant to conduct its business in a reasonable manner, then abatement shall be determined by the extent of material interference with Tenant’s business. Landlord must restore the Leased Premises and Common Areas if required. If Landlord shall not complete the restoration within said 180-day period, then, provided that the Leased Premises were materially damaged or Tenant’s access to or use of the Leased Premises is materially and adversely affected by the casualty, Tenant may elect to terminate this Lease by written notice given to Landlord within thirty (30) days after the end of said 180-day period. If the casualty occurred during the last 180 days of the Term and the Leased Premises was materially damaged, then Tenant may elect to terminate this Lease by written notice given to Landlord within thirty (30) days after the date of the casualty.

13.3 Intentionally Omitted.

13.4 Landlord Need Not Replace Tenant’s Property. Tenant acknowledges that Landlord is not required to repair or replace any of Tenant’s property or Tenant’s improvements to the Leased Premises and that Landlord will not carry insurance on Tenant’s furnishings, fixtures, equipment, improvements or other personal property.

13.5 Alternate Parking. In the event that Tenant parking as provided for in this Lease is temporarily unavailable because of fire, other casualty or any other reason outside of Landlord’s control, Landlord shall endeavor in good faith to provide alternative parking within the Science Park complex.

ARTICLE 14. TAKING BY GOVERNMENTAL AUTHORITY

14.1 Termination of Lease; Waiver of Claim by Tenant. If Building 5 or any portion of Building 5 which includes the Leased Premises shall be taken by condemnation (also known as “eminent domain”) by any authority having power so to do or is conveyed to such authority in lieu of condemnation, this Lease shall terminate from the date of title vesting in such authority. If any portion of Building 5, which does not include the Leased Premises but materially and adversely affects Tenant’s access to or use of the Leased Premises, shall be so taken, each of Landlord and Tenant shall have the option, at its sole discretion, to cancel this Lease by providing written notice to the other within sixty (60) days of the effective date of any such taking. All proceeds from the taking will belong to Landlord and Tenant waives any rights it might have to such proceeds. Tenant, however, may proceed with any independent claim against the taking authority as to moving costs and improvements thereto.

14.2 Taking Not Involving Building 5. If a portion of the Property shall be taken by condemnation as described in Section 14.1. or conveyed in lieu of condemnation, which portion does not include any portion of Building 5 (or excepting an inconsequential portion of Building 5 not affecting the Leased Premises or access thereto), the Term of this Lease shall not terminate but shall continue in full force and effect according to its terms. Tenant shall not be entitled to any award or damages from such taking.

ARTICLE 15. TENANT’S RIGHT TO ENCUMBER, ASSIGN, OR SUBLEASE

15.1 Tenant May Not Use Lease as Collateral. Tenant may not voluntarily or involuntarily use this Lease for collateral (known as “encumbering” the Lease) without Landlord’s prior written consent, which consent will not be unreasonably withheld.

15.2 Assignment or Subletting by Tenant. Except as permitted under Section 15.3.D of this Lease, Tenant may not assign or transfer its interest in this Lease without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant may sublet any portion of the Leased Premises subject to the Landlord’s right to approve any subtenant, which approval shall not be unreasonably withheld or delayed. Consent to an assignment, transfer or sublease shall not be interpreted as consent to any renewal, additional or subsequent assignment, transfer or sublease.

15.3 Conditions Precedent to Assignment, Transfer or Sublease. An assignment, transfer or sublease shall become effective only upon and subject to the following conditions:

A.

Tenant shall have provided to Landlord such information relating to the proposed assignment, transfer or sublease as Landlord may reasonably request, including but not limited to the identity of the proposed assignee, transferee or sublessee together with tax returns and financial statements for the proposed assignee, transferee or sublessee; and

B.

Tenant shall have provided Landlord with an executed copy of all written agreements relating to the assignment, transfer or sublease, and such agreements are in a form reasonably acceptable to Landlord; and

C.

The proposed assignee, transferee or subtenant shall execute and deliver to Landlord such agreements as Landlord and Landlord’s Mortgagees may reasonably require in order to evidence the assumption of the obligations and liabilities under this Lease; and

D.

Landlord shall have approved in writing such assignment, transfer or sublease, which approval shall not be unreasonably denied; provided, however, that no such approval shall be required in the case of an assignment, transfer or sublease to a parent, affiliate or subsidiary of Tenant or in the case of a merger, consolidation, sale of stock or sale of substantially all of the assets of the Tenant, provided that the conditions set forth in clauses A, B and C of this Section 15.3 are satisfied and in all instances Tenant shall continue to be subject to Section 15.4 of this Lease; and

E.	Landlord’s Lenders shall have approved any such proposed assignee of this Lease or any such proposed subtenant or other occupant of the Leased Premises.

15.4 Tenant Not Released. No assignment or transfer of Tenant’s interest hereunder nor a sublease of the Leased Premises or any part thereof will release Tenant from its obligations under this Lease and Landlord may look to Tenant for continued performance.

15.5 Landlord May Collect Charges. Landlord may collect use and occupancy charges from a subtenant of Tenant without being considered to have consented to the sublease.

15.6 Surplus Rentals from Assignment or Subleasing. To the extent that Tenant receives consideration in connection with an assignment of this Lease or to the extent that the Tenant receives a subrental amount for all or such applicable portion of the Leased Premises in excess of the sum of (or pro rated portion of) the Base Rent and Additional Rent payable under this Lease (collectively, “Consideration or Surplus Rentals”), Landlord shall be entitled to 50% of such Consideration or Surplus Rentals after the Tenant has first been fully reimbursed from such Consideration or Surplus Rentals for any expenses incurred in connection with securing such assignee, subtenant or occupant, including, but not limited to brokerage fees, free rent or tenant improvement allowance.

15.7 Shared Use By Other Entities. Except as permitted under Article 15, no use of the Leased Premises by any person or entity other than Tenant is permitted without the prior express written consent of Landlord, which consent may be conditioned on the following, among other reasonable conditions established by Landlord: (1) Landlord’s receipt of prior written request therefor and proof of insurance coverage to Landlord’s satisfaction, and (2) provision to Landlord’s satisfaction for payment by Tenant of any additional costs and charges occasioned by such use.

ARTICLE 16. ACCESS TO LEASED PREMISES

16.1 Landlord to Have Access in Emergency. Landlord and Landlord’s agents shall have the right to enter the Leased Premises at any time if Landlord or Landlord’s agent reasonably believes an emergency exists.

16.2 Landlord’s Right to Enter. Except as provided in Section 16.1., Landlord and Landlord’s agents shall have the right to enter the Leased Premises upon reasonable advance notice to Tenant and during business hours or at such other times as agreed, for the following purposes:

A. Inspecting the Leased Premises;

B. At any time during the Term, showing the Leased Premises to prospective purchasers and lenders;

C. During the final six months of the Term, showing the Leased Premises to prospective tenants; and

D. To make repairs: (i) as Landlord may deem necessary to the Leased Premises; or (ii) repairs or alterations to any other portion of Building 5 or which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this Lease after notice and applicable cure periods; or (iii) for the purpose of complying with laws, regulations and other directives of governmental authorities. In exercising its rights under this Section 16.2, Landlord shall not unreasonably interfere with Tenant’s use of the Leased Premises. If solely as a result of Landlord making repairs under subparagraph (i) hereof, the Tenant’s use of the Leased Premises is materially interrupted for more than five (5) continuous days, then all Base Rent and Additional Rent shall thereafter abate until the Tenant’s use of the Leased premises is materially restored.

16.3 Landlord May Make Changes to Building 5. Landlord shall have the right at any time, to make any changes, deletions and additions to Building 5 and to the entrances, exits, stairs, halls, elevators and common spaces as Landlord believes necessary or desirable, provided that such changes shall not materially adversely affect Tenant’s access to or use of the Leased Premises or reduce the square footage thereof.

16.4 Safety Inspections. No more frequently than once every three months, Landlord at its expense shall have the right to have a safety inspection performed by an appropriately licensed third party laboratory inspector (a “Safety Inspection”). All such Safety Inspections shall be limited to the operation of and materials, chemicals and processes employed by Tenant in the portions of the Leased Premises used for laboratory purposes. Landlord shall give the Tenant at least five (5) business days advance notice of any such Safety Inspection and all Safety Inspections shall be conducted in such a manner and at such a time as to minimize any disruption of business conducted by the Tenant. Tenant shall have the right to have a representative present during all Safety Inspections and shall simultaneously be sent a copy of any written report or summaries with respect to each Safety Inspection. To the extent that safety issues and/or violations of any applicable law on the part of Tenant are identified, Tenant shall remedy any such issues or violations in advance of a mutually agreed upon follow up Safety Inspection but in no event more than 30 days thereafter. Landlord may issue a default notice under Section 17.1.H of this Lease should Tenant fail to remedy any such safety issues or violations of law as of the time of such follow up Safety Inspection.

ARTICLE 17. DEFAULT AND TERMINATION

17.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default by Tenant hereunder (“Event of Default”):

A. Failure to pay any Base Rent, Additional Rent or any other rent or monetary obligation under this Lease within five (5) days after Landlord provides to Tenant written notice of such payment being past due under the terms of this Lease (a “Rent Default Notice”), provided, however, that, in the event that Landlord properly issues two Rent Default Notices, the Landlord shall thereafter not be obligated to provide any further Rent Default Notices and it shall be an Event of Default should Tenant fail to make any payment of Base Rent, Additional Rent or any other rent or monetary obligation under this Lease more than five (5) days after being due under the terms of this Lease;

B. Voluntary recourse to any protection or procedure under the United States Bankruptcy Code, as amended, or any similar law.

C. There is filed against Tenant in any court pursuant to any statute, either of the United State of America or of any state, a petition in bankruptcy or insolvency, or for reorganization, the appointment of a receiver or trustee of all or a portion of Tenant’s property, or for other relief of debtors, and within ninety (90) days thereof Tenant fails to secure a dismissal thereof.

D. Failure to execute and deliver in a timely manner a Subordination Agreement, Estoppel Certificate or other certificate in each case on reasonable forms acceptable to Tenant regarding the status of this Lease which continues for more than ten (10) days after written notice of such failure.

E. Transfer of this Lease to another party by operation of law or otherwise in violation of the terms of this Lease.

F. Abandonment of the Leased Premises.

G. The recordation of this Lease on the New Haven Land Records in violation of Section 10.3 hereof.

H. Failure to perform or comply with any other non-monetary obligation under this Lease within thirty (30) days of written notice of such failure, provided that, if said failure is of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion.

I. Any lien, attachment or other encumbrance is lodged against the Leased Premises, Building 5 or the Property by a party claiming through or under Tenant and such is not discharged within sixty (60) days after Tenant’s receipt, whether actual or statutory, of such lien, attachment or encumbrance.

17.2 Termination Upon Occurrence of Event of Default. Upon the occurrence of an Event of Default, this Lease and the Term thereof may, at the option of Landlord and upon fifteen (15) days’ written notice, terminate and expire and, upon such termination, Tenant shall forthwith quit and surrender the Leased Premises to Landlord but still shall remain liable to Landlord as herein provided.

17.3 Effect of Termination. Upon termination as provided for in this Article 17, Landlord may dispossess Tenant by summary process or otherwise in accordance with applicable law, and Tenant hereby waives the service of any notice to quit.

17.4 Damages. In the case of any termination of this Lease under this Article 17, Landlord, at its sole discretion, may recover from Tenant any and all actual damages sustained by Landlord as a result of the termination and any re-letting of the Leased Premises. These damages include, but are not limited to:

A.	Base Rent and Additional Rent when due;

B.	The cost of removing Tenant and its property and otherwise recovering the Leased Premises;

C.	The reasonable cost of preparing the Leased Premises for another tenant;

D.	Reasonable brokerage appraisal fees;

E.	Any other reasonable expenses as Landlord may incur in connection with reletting the Leased Premises.

F.

As an alternative to the damages described in clause “A” of this Section 17.4, the difference between (i) all Base Rent and Additional Rent which would have become payable for the remainder of the Term of this Lease, and (ii) that actually received for said period, all of which shall be discounted to present value using Federal Reserve discount rate; and

G.	Reasonable legal fees incurred by Landlord in exercising its rights under this Article 17.

17.5 Mitigation of Damages. Landlord shall use reasonable efforts to mitigate its damages. Provided that Landlord has used reasonable efforts to mitigate its damages, the failure or inability of Landlord to re-let the Leased Premises, or any part or parts thereof, or the failure or inability to collect rentals equal to the rentals payable under this Lease shall not release or affect Tenant’s liability for damages. In no event shall Tenant be entitled to receive any excess, if any, of any such rents collected over the sums payable by Tenant to Landlord under this Lease.

17.6 Use and Occupancy. Any monies received by Landlord from or on behalf of Tenant during the pending of any proceeding of the types referred to in subsections 17.1.B and 17.1 C shall be deemed paid as compensation for the use and occupation of the Leased Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Base Rent and/or Additional Rent or a waiver on the part of the Landlord of any rights under Article 17.

ARTICLE 18. LANDLORD’S PERFORMANCE ON TENANT’S BEHALF

18.1 Landlord May Cure Default. If Tenant defaults under this Lease, Landlord, at its sole option, following any required notice and cure period, immediately or at any time thereafter, may elect to correct the default on behalf of Tenant. Any costs or expenses incurred by Landlord in curing such default including, but not limited to, fines, penalties, interest, damages and reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, all of which sums shall carry interest at the lesser of 18% per annum or the highest rate permitted by law until paid in full, shall be deemed to be Additional Rent. Tenant shall pay such sums within thirty (30) days of rendition of a reasonably detailed bill or statement to Tenant therefor. Upon payment of such bill, Tenant shall be deemed to have cured such default.

18.2 Landlord Not Obligated to Cure Default. Nothing contained in this Article shall be construed as to require Landlord to incur any expenses or obligations on behalf of Tenant.

ARTICLE 19. TENANT’S QUIET ENJOYMENT OF THE LEASED PREMISES

So long as no uncured Event of Default exists, Tenant may peaceably and quietly have, hold and enjoy the Leased Premises for the Term of this Lease subject to the provisions of this Lease.

ARTICLE 20. NO WAIVER BY LANDLORD

20.1 No Waiver. If either Landlord or Tenant fails or decides not to enforce any provision of this Lease or Landlord fails or decides not to enforce any of the rules and regulations of Landlord set forth in this Lease or hereafter adopted, on any occasion, it may nevertheless on another occasion enforce such provision, rule or regulation. No act by Landlord or Landlord’s agents shall be deemed an acceptance of a surrender of the Leased Premises or a waiver of any right under the Lease unless Landlord has so agreed in writing.

20.2 Accepting Money Not a Waiver. Landlord will not waive any right to enforce any provision of this Lease by accepting a payment of Base Rent and/or Additional Rent from Tenant knowing that Tenant has failed to comply with the terms of the Lease. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed to effect an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent and/or Additional Rent or payment due or pursue any other remedy in this Lease provided.

ARTICLE 21. INABILITY TO PERFORM

This Lease and the obligation of Tenant to pay Base Rent and/or Additional Rent and other payments required hereunder and comply with all of the other provisions of this Lease shall in no way be affected, impaired or excused because Landlord is delayed in supplying any service expressly or implied to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, or is unable to fulfill or is delayed in fulfilling any other obligation hereunder, if Landlord is so prevented or delayed by reason of riot, strike, labor troubles, war, act of God or any other cause whatsoever beyond Landlord’s reasonable control not including mere lack of funds including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency; provided, however, that Landlord shall give written notice to Tenant of a claim of a force majeure delay within thirty (30) days after Landlord first becomes aware of the occurrence of the event of force majeure, and, provided, further, that if the force majeure delay shall exceed one hundred twenty (120) days, then in such event Tenant may terminate this Lease by written notice given to Landlord within five (5) days of the expiration of said 120-day period.

Notwithstanding the foregoing, if the Leased Premises, or a material portion of the Leased Premises, are made untenantable for a period in excess of five (5) consecutive Business Days as a result of a Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions (collectively a “Service Failure”) that is reasonably within the control of Landlord to correct, including lack of funds then Tenant shall be entitled to receive an abatement of Base Rent and/or Additional Rent payable hereunder during the period beginning on the first day after the expiration of such fifth (5lh) Business Day period and ending on the day the service has been restored. If the entire Leased Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

ARTICLE 22. NOTICES AND OTHER COMMUNICATIONS

Any and all notices, demands or other communication permitted or required by this Lease to be given to either party shall be deemed sufficiently given if in writing and delivered personally (and for which delivery a signed receipt is given) or sent by commercial overnight courier or by registered or certified mail, return receipt requested, postage prepaid, if to Landlord addressed to 5 Science Park, New Haven, CT 06511 , and if to Tenant addressed to the address of the Leased Premises. Any such notice, demand or other communication that is delivered personally (and for which a signed receipt is given) shall be deemed given and received as of the date of delivery. Any such notice, demand or other communication that is sent by commercial overnight courier or by registered or certified mail, return receipt requested, shall be deemed given and received on the date of delivery or refusal thereof. Either party may specify a different address by giving the other party notice of such different address according to the terms of this Article.

ARTICLE 23. RULES AND REGULATIONS

23.1 Compliance with Rules and Regulations. Tenant and Tenant’s servants, employees, agents, contractors, subcontractors, licensees and invitees shall faithfully observe and comply strictly with the reasonable rules and regulations for occupancy of the Leased Premises promulgated from time to time by Landlord and communicated in writing by Landlord to Tenant not inconsistent with the terms of this Lease. The current rules and regulations in effect are attached hereto and made a part hereof as Schedule D.

23.2 Notice of Change. Landlord shall give Tenant thirty (30) days written notice of any changes in Schedule D or of any additional reasonable rules or regulations to be adopted not inconsistent with the terms of this Lease.

23.3 Landlord Under No Duty to Enforce Rules and Regulations. Landlord has no duty to enforce the rules and regulations or provisions of any other Lease as against any other tenant provided Landlord will not enforce rules only against Tenant in a discriminatory fashion, and Landlord shall not be liable to Tenant for the violation of such rules, regulations or Leases by any other tenant, its servants, employees, agents, licensees or invitees.

ARTICLE 24. SECURITY DEPOSIT

24.1 Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $17,336.00 (the “Deposit”) as security for its faithful performance and observance of the provisions of this Lease. It is agreed that if an Event of Default shall occur, Landlord may use, apply or retain the whole or any part of the Deposit to the extent required to compensate Landlord for damages incurred as a result of such default, for expenses of Landlord incurred in connection with curing such default or for paying any sum which Landlord may expend or may be required to expend by reason of Tenant’s default. Tenant agrees that, upon demand by the Landlord, Tenant shall replenish such security deposit to the extent that it is drawn upon by the Landlord, from time to time.

24.2 Return of Deposit; Successor Landlord. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Deposit or any balance thereof, less any sums then due Landlord from Tenant under this Lease, shall be returned to Tenant (or, at Landlord’s option to the last assignee of Tenant’s interest thereunder) within thirty (30) days following the last to occur of (i) the passage of the Expiration Date or earlier termination pursuant to the terms hereof, provided that such early termination is not as a consequence of an Event of Default by Tenant, (ii) Tenant’s vacating the Leased Premises, and (iii) the receipt by Landlord of all Cleaning Certificates and manifests with respect to the cleaning of the Leased Premises and remaining furnishings, fixtures and equipment required pursuant to Article 8.7 hereof. In the event that Cleaning Certificates and manifests which are reasonably satisfactory to Landlord both in form and substance are not received by Landlord within forty five (45) days of the Expiration Date or such earlier termination date, Landlord shall be authorized to utilize the Deposit to engage such appropriate contractors to perform Tenant’s obligations under Article 8.7 hereof.

24.3 Transfer of Deposit to New Landlord. In the event of a sale of or upon a transfer of Landlord’s interest in Building 5 or the Property to another person, Landlord shall have the right to transfer the Deposit to the other person and Landlord upon doing so shall be released by Tenant from all liability for the return of the Deposit, provided Landlord notifies Tenant of the name and address of such transferee and provides evidence of an assignment and assumption agreement executed by such transferee. Tenant agrees to look solely to the new landlord for the return of the Deposit. It is agreed that the provisions of this Article shall apply to every transfer or assignment made of the Deposit to a new landlord.

24.4 No Assignment by Tenant. Tenant will not assign the Deposit or use the Deposit as collateral or attempt to so assign or use it. Neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance of the Deposit.

24.5 No Interest on Deposit. No interest shall accrue on the Deposit to Tenant’s benefit.

ARTICLE 25. INSURANCE

25.1 Required Insurance. Tenant will maintain in full force and effect the following insurance:

A.	Public liability insurance in an amount of $1,000,000 combined single limit death, bodily injury, personal injury and property damage.

B.

“All risk extended coverage insurance” insuring its personal property to be located on the Leased Premises for full replacement value against loss by fire, vandalism, malicious mischief and other casualty.

C.	Worker’s compensation insurance as required by law.

25.2 Landlord and Landlord’s Lenders to be Named Additional Insureds. Tenant’s public liability insurance shall name Landlord and Landlord’s Lenders and any public party required to be named, as designated by the holder of any mortgage on the Property, as an additional insured party.

25.3 Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by all risk property insurance. For purposes of this Section 25, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

25.4 Notice of Cancellation. Each insurance policy required to be maintained by Tenant hereunder must contain a provision that the policy may not be canceled or modified without at least ten (10) days’ notice to Landlord.

25.5 Insurance Companies. All insurance required to be maintained by Tenant hereunder will be provided by companies that are licensed to do business in Connecticut and have a Best’s Insurance rating of A- or better and are otherwise reasonably acceptable to Landlord.

25.6 Policies to be Delivered to Landlord. Tenant will give Landlord an original certificate for each insurance policy before it occupies the Leased Premises and an original certificate of each renewal at least twenty (20) days before the expiration of the policy.

25.7 Landlord’s Insurance. Landlord will maintain in full force and effect during the Term of this Lease: (i) “all risk extended coverage” property insurance insuring Building 5 for its full replacement value, and (ii) public liability insurance in an amount of $1,000,000 combined single limit death, bodily injury, personal injury and property damage, naming Tenant as an additional insured thereunder. Landlord’s policy of “all risk extended coverage insurance” will contain an agreement by the insurance company waiving its rights to recover against Tenant.

ARTICLE 26. SERVICES PROVIDED BY LANDLORD

26.1 Services. Landlord shall provide the following services to Tenant:

A.	Landlord shall provide electricity, gas, and heat, ventilation and air conditioning (“HVAC”) to Building 5 and the Leased Premises necessary to maintain a comfortable and customary temperature;

B.	Landlord shall clean and maintain the common interior portions of Building 5; and

C.	Landlord shall keep the roadways, sidewalks and parking areas serving Building 5 and the Leased Premises free from snow, ice and all obstructions, and the grass and shrubbery properly maintained;

D.	Landlord shall maintain and keep in good repair and efficient operation the utility and elevator systems and the fire protection sprinkler systems serving Building 5 and the Leased Premises;

E.	Landlord shall provide HVAC from 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays as set forth on Exhibit B hereto.

F.	Landlord shall provide hot and cold running water for Tenant’s use. Tenant will be billed separately for extraordinary amounts which may be available at Landlord’s sole discretion; and

G.	Landlord shall provide periodic manned security patrols at Building 5. Patrol intervals will be determined at the sole discretion of the Landlord.

H.	Landlord shall provide Tenant with access to Building 5 and the Leased Premises 24 hours a day, 7 days a week, 52 weeks a year.

I.

Landlord shall be responsible, at its sole cost, for compliance with all laws with respect to the Property and Building 5 (excluding the Leased Premises, except as otherwise provided herein), including, without limitation, ADA, OSHA and local building and fire codes.

26.2 Normal Operating Hours. Normal operating hours for Building 5 will be 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays. If Tenant desires heating and/or air conditioning at other than established hours, Landlord, upon reasonable notice, shall so provide such service at the rate of $35 per hour (subject to reasonable increases from time to time).

26.3 Services to Other Entities. No extra services shall be provided for the use of any entity other than Tenant without Landlord’s prior express written consent.

ARTICLE 27. ADDITIONAL OBLIGATIONS OF TENANT

27.1 Additional Obligations. In addition to its other obligations under this Lease, Tenant shall at its expense comply with the following provisions with respect to the Leased Premises:

A.	Tenant shall keep the Leased Premises in good order and free from all refuse, and shall promptly remove all debris, garbage, and refuse of any kind from the Leased Premises;

B.	Tenant shall be responsible for all desired painting and security services for the Leased Premises and all janitorial services for the Leased Premises;

C.	Tenant shall exercise commercially reasonable efforts in the prevention and extermination of vermin, rats, mice or other pests in the Leased Premises;

D.	Tenant shall maintain in good order and repair all laboratory equipment and fixtures that is not Tenant’s property located in the Leased Premises; and

E.	Tenant shall contract for and pay for the collection, removal and lawful disposal of all waste at the Leased Premises containing or constituting Hazardous Materials.

ARTICLE 28. SIGNS

Tenant may display a sign at the entrance to the Leased Premises and shall also shall also have the right to install, at Tenant’s cost, signage on the exterior of Building 5, subject to: (i) any required municipal approvals and/or permits, which approvals and/or permits shall be secured by Tenant at Tenant’s sole cost and expense; and (ii) Landlord’s approval as to design, location and size of all signage, which consent shall not be unreasonably delayed or withheld. The Tenant, at Tenant’s cost, shall be listed in all directories maintained by Landlord with respect to Building 5. Except for the foregoing permitted signage, Tenant shall not place any signs, lettering or advertisements anywhere on or in the Property or Building 5 or in the Leased Premises where such is visible from outside the Leased Premises, except as permitted by Landlord in writing.

ARTICLE 29. BROKERAGE

Tenant agrees to indemnify and hold Landlord harmless from and against the claims of any party claiming a fee or commission by, under or through Tenant on account of this Lease other than Colliers International (the “Broker”). Tenant represents and warrants that no other party other than the Broker has any claim for a fee or commission by, under or through Tenant on account of this Lease. Landlord represents to Tenant that no broker has an exclusive right to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the clams of any party claiming a fee or commission on the basis that Landlord granted an exclusive listing agreement including Broker. Landlord shall pay brokerage fees to the Broker pursuant to a separate written agreement.

ARTICLE 30. NOTICE OF LEASE

Upon request of either party to the other, Landlord and Tenant agree to execute and record a statutory notice of Lease as provided in C.G.S. §47-19.

ARTICLE 31. SURRENDERING OF LEASED PREMISES

31.1 Surrender of Leased Premises. Tenant will immediately surrender the Leased Premises upon the expiration or earlier termination of this Lease for any reason. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, but not limited to, reasonable attorney’s fees and any claims made by any succeeding tenant founded on such delay.

31.2 Condition of Leased Premises. Upon the expiration of the Term or sooner termination of this Lease, except where the Lease has been terminated because of fire or other casualty, Tenant shall leave the Leased Premises and surrender it to Landlord “broom clean” and in good order, condition and repair, ordinary wear and tear excepted.

31.3 Removal of Tenant’s Property. When Tenant surrenders the Leased Premises to Landlord, Tenant shall, at Tenant’s expense, forthwith provide Cleaning Certificates and remove all personal property effects of Tenant and those of any other persons claiming under Tenant, from the Leased Premises, Building 5, the Property and the real property known as “Science Park” of which the Property forms a part. Property not removed by Tenant within forty-eight (48) hours after termination of this Lease shall be deemed abandoned and Landlord may, at Tenant’s expense, obtain Cleaning Certificates (if not previously provided by Tenant) and remove Tenant’s personal property effects from the Property and/or at Landlord’s option sell or otherwise dispose of the same with no obligation to remit any portion of the proceeds of any such sale to Tenant. Tenant shall reimburse Landlord upon demand for all reasonable costs incurred by Landlord in obtaining Cleaning Certificates and in so removing and disposing of such property provided Landlord furnishes reasonably supporting documentation in connection therewith.

31.4 Holding Over Shall Not Renew Lease. Tenant’s occupancy of the Leased Premises beyond the Term of this Lease or after termination will not constitute a renewal of the Lease by operation of law or otherwise for any period whatsoever. If Tenant does so occupy the Leased Premises, it shall be deemed to be a tenant at sufferance only and shall pay Landlord Base Rent and Additional Rent in an amount equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent payable hereunder in the last year of the initial Term or Extension Term, as the case may be, and shall be subject to all other provisions of this Lease. Regardless of any payment made by Tenant or any payment cycle, no holding over after receipt of notice of termination shall under any circumstances be deemed any more than a tenancy at sufferance.

ARTICLE 32. ADDITIONAL OBLIGATIONS OF TENANT

Tenant shall promptly reimburse Landlord, upon demand, for all reasonable out of pocket costs of Landlord, including reasonable attorney’s fees, incurred in providing any consent or review of any sublease, mortgage or collateral assignment of Tenant’s Leasehold interest, requested of Landlord hereunder.

ARTICLE 33. TENANT’S WAIVER OF RIGHTS

In connection with any disputes and legal proceedings arising from this Lease, Tenant waives the following legal rights:

33.1 PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM AND JURY TRIAL. THE TENANT, FOR ITSELF AND FOR ALL PERSONS CLAIMING THROUGH OR UNDER IT, HEREBY ACKNOWLEDGES THAT THIS LEASE CONSTITUTES A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN SECTION 52-278(A) OF THE CONNECTICUT GENERAL STATUTES, OR ITS SUCCESSOR PROVISIONS IF AMENDED, AND HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON THE TENANT BY SAID ACT TO ANY NOTICE OR HEARING PRIOR TO A PREJUDGMENT REMEDY UNDER SECTIONS 52-278(A) TO 52-278(G), OR THEIR SUCCESSOR PROVISIONS IF AMENDED, INCLUSIVE OF SAID STATUTES SUCH WAIVER IS INTENDED AS A WAIVER IN ACCORDANCE WITH SECTION 52-278(F) OR ITS SUCCESSOR PROVISIONS IF

AMENDED, OF SAID STATUTES. TENANT FURTHER WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED BY ANY PRESENT OR FUTURE LAW TO REDEEM THE LEASED PREMISES, OR TO ANY NEW TRIAL IN ANY ACTION OF EJECTMENT UNDER ANY PROVISION OF LAW, AFTER RE-ENTRY THEREUPON, OR UPON ANY PART THEREOF, BY THE LANDLORD, OR AFTER ANY WARRANT TO DISPOSSESS OR JUDGMENT IN EJECTMENT. IF THE LANDLORD SHALL ACQUIRE POSSESSION OF THE LEASED PREMISES BY SUMMARY PROCEEDINGS, OR IN ANY OTHER LAWFUL MANNER WITHOUT JUDICIAL PROCEEDINGS IT SHALL BE DEEMED A RE-ENTRY WITHIN THE MEANING OF THAT WORD AS USED IN THIS LEASE. IN THE EVENT THAT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF RENT OR OTHER CHARGES PROVIDED FOR IN THIS LEASE, THE TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION. THE TENANT AND THE LANDLORD BOTH WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS, UNDER OR CONNECTED WITH THIS LEASE, OR ANY OF ITS PROVISIONS.

33.2 Waiver of Notice to Quit. The right to a formal demand to leave the Leased Premises upon expiration of this Lease by lapse of time, known as a “Notice to Quit”, or any other form of notice under §47a-25 of the Connecticut General Statutes, should Landlord use summary process to evict Tenant or regain possession of the Leased Premises.

33.3 Waiver of Right of Reinstatement. Any right, under existing or future law, to gain back the Leased Premises once Tenant is legally removed (known as “Right of Reinstatement”).

ARTICLE 34. EFFECT OF WRITTEN LEASE AGREEMENT

34.1 Written Lease Sole Expression of Parties’ Intent. All understandings, letters of intent or agreements between Tenant and Landlord, which predate this Lease, are merged in this Lease. No oral statements or representations or prior written communications by or between the parties dealing with this Lease shall be binding or effective. This Lease is the sole and complete expression of the agreement between Landlord and Tenant as to the subject matter of this Lease.

34.2 Amendment of Written Lease. This Lease can be modified, altered or amended only by a written agreement signed by both Landlord and Tenant.

ARTICLE 35. OPTION TO EXTEND

35.1 Option to Extend. Provided Tenant is not in default in its obligations hereunder beyond any applicable cure period, Tenant shall have the option to extend this Lease for one additional successive term (hereinafter referred to, as applicable, as the “Extended Term”) commencing immediately upon the expiration of the initial Term hereof and continuing for a period of five (5) years, provided that Tenant proceeds strictly in accordance with the provisions of this Article 35. On or before the date that is one hundred twenty (120) prior to the Expiration Date for the Term (the “Notice Date”), Tenant shall advise Landlord in writing that Tenant wishes to extend the term of this Lease (hereinafter referred to as “Tenant’s Extension Notice”). If at the time Landlord receives Tenant’s Extension Notice this Lease is in full force and effect without default on the part of the Tenant beyond any applicable cure period, then, during the next thirty (30) days, Landlord shall notify Tenant in writing of the Base Rent pursuant to Article 3 of the Lease which shall be due for the Extended Term. The Base Rent specified by Landlord shall be equal to the greater of: (a) the Base Rent scheduled to be paid for the last year of the Term without giving effect to any partial or complete abatements of Base Rent (the “Rent Notice”); or (b) ninety five percent (95%) Landlord’s projected fair market Base Rent as of the commencement of the Extended Term, for comparable space in comparable buildings in New Haven (the “FMV Rent Notice”).

35.2 Base Rent for the Extended Term. (a) If the Landlord sends a Rent Notice, the Base Rent for the Extended Term shall be as set forth in the Rent Notice and consistent with Section 35.1 above.

(b) If the Landlord sends a FMV Rent Notice, the Tenant shall have 21 days after receipt of the FMV Rent Notice in which to send Landlord a written dispute as to the proposed Base Rent specified in the FMV Rent Notice. If Tenant agrees to pay such new Base Rent or if Tenant does not send a written dispute of the new Base Rent specified in the FMV Rent Notice within such 21 day period, Tenant shall be deemed to have agreed to pay such Base Rent. If Tenant sends Landlord a written dispute as to the Base Rent proposed in the FMV Notice, the Base Rent for the Extended Term shall be determined pursuant to the arbitration system set forth in Article 35.3 below.

35.3 Arbitration of Fair Market Rent. In the event that Tenant sends written notice to Landlord disputing the FMV Rent Notice within 21 days of Tenant’s receipt of the FMV Rent Notice, each of Landlord and Tenant shall, at its own respective cost and expense, retain a real estate broker, who must have ten (10) years of experience in commercial leasing in the New Haven market, to determine the fair market Base Rent for the Leased Premises as of the commencement date of the First Extended Term or Second Extended Term, as applicable, which appraisals must be completed and submitted within thirty (30) days of the commencement of the appraisal process by Tenant’s notice electing arbitration. If the two appraisals are within ten percent (10%) of each other, then the average of the two appraisal amounts shall constitute the Base Rent which shall be due during the Extended Term. If the two appraisals are not within ten percent (10%) of each other, the two brokers shall select a third real estate broker (who must also possess the minimum qualifications described above), who within the next thirty (30) days shall select one of the two appraisal amounts which shall then constitute the Base Rent which shall be due during the Extended Term. Landlord and Tenant shall each bear one-half of the cost of said third broker. The appraisal process shall be binding upon both Landlord and Tenant.

35.4 Extended Term. Upon determination of the Base Rent for the Extended Term pursuant to Section 35.2 and 35.3 of this Lease, as applicable, this Lease shall be extended for the Extended Term, without the execution of any additional documents, and each and every term and condition of this Lease shall apply during the Extended Term, except only that: (i) the Base Rent specified in Article 3 of this Lease during the Extended Term shall be as determined above, and (ii) the phrase “term of this Lease” and “Term” shall be construed to include the Extended Term and thus the new Expiration Date shall be the last day of the Extended Term.

35.5 Failure to Exercise Option. If Tenant shall fail to give Landlord written notice of Tenant’s exercise of the Extended Term on or before the applicable Notice Date, time being of the essence, Tenant shall have no right to extend this Lease for the Extended Term and this Lease shall terminate as provided in Article 3 of this Lease and Tenant shall vacate the Leased Premises on or before the Expiration Date in accordance with the provisions of this Lease.

ARTICLE 36. INTERPRETATION OF LEASE; MISCELLANEOUS

36.1 Partial Invalidity. If any of the provisions of this Lease, or its application, is held by any court or in arbitration to be invalid or inapplicable, such decision shall not affect any other term, provision, covenant or condition of this Lease. Notwithstanding the foregoing, if the invalid provision has the effect of reducing the Base Rent and/or Additional Rent to be paid by Tenant, Landlord may cancel this Lease.

36.2 Article and Section Captions. Article and section captions will not be given any effect in determining the meaning of this Lease.

36.3 Governing Law. The laws of the State of Connecticut will govern the interpretation of this Lease.

36.4 Successors and Assigns. This Lease shall be binding upon the parties hereto and upon their heirs, administrators, executors, successors and assigns.

36.5 Continuing Obligations. Notwithstanding anything to the contrary contained herein, all of Tenant’s and Landlord’s respective continuing rights, remedies, obligations and liabilities under Section 8.7, Section 8.8, Section 11.4, Article 12, Article 29 and Article 31 of this Lease, to the extent they are intended, by their terms, to survive, shall survive the Expiration Date or the earlier termination of this Lease for any reason.

36.6 Landlord’s Liability. In the event of a ground lease, sale, transfer or conveyance by Landlord of Building 5, the same shall operate to release Landlord from any future liability for any of the obligations, covenants or conditions, express or implied, herein contained, provided the purchaser, ground lessee or transferee assumes Landlord’s obligations and covenants hereunder. In such event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.

Landlord and Landlord’s officers, directors, shareholders and agents shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease in the event of a breach or default by Landlord on any of its obligations. Tenant shall look solely to the equity of the Landlord in the Property and Building 5 at the time of the breach or default for the satisfaction of any remedies of Tenant, and shall have no recourse against any other assets of Landlord or against any assets of any officer, director, shareholder or agent of Landlord. Such exculpation of liability shall be absolute and without any exception whatsoever.

36.7 Existing Lease. Landlord and Tenant are currently parties to a lease executed by Landlord on July 13, 2013 and by Tenant on July 22, 2013, as amended from time to time, with respect to the Third Floor Premises and the Second Floor Premises (the “Existing Lease”). Landlord and Tenant agree that the Existing Lease shall be deemed terminated as of 1 1:59 p.m. on December 31, 2017, and all of Tenant’s obligations thereunder shall be satisfied in full upon the full execution and delivery of this Lease excepting only Tenant’s indemnity obligations under the Existing Lease and such other provisions that expressly survive the expiration or earlier termination of the Lease. Landlord specifically agrees that this Lease shall constitute a “Qualifying Extension” and thus Tenant’s obligation to make a “One-Time Improvement Payment” (as each are defined in the Existing Lease) shall be satisfied and discharged upon the full execution and delivery of this Lease.

36.8 Replacement Premises. In the event that Landlord and Tenant agree to construct a headquarters facility for Tenant at Science Park Tract A. (“Tract A Headquarters”) which is ready for occupancy by Tenant within the Term or Extended Term of this Lease, as the case may be, Landlord and Tenant agree to terminate this Lease as of the first day of the month immediately following the later of the date by which Tenant: (a) has completed moving into the Tract A Headquarters; and (b) has finally and completely vacated and surrendered possession of the Leased Premises to Landlord.

36.9 Counterparts. This Lease may be executed in counterparts and each counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[The Signature Page Immediately Follows.]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

TENANT:

ARVINAS, INC.

By:	/s/ Sean Cassidy
CFO & Treasurer

LANDLORD:

SCIENCE PARK DEVELOPMENT CORPORATION

By:	/s/ Clio Nicolakis
Clio Nicolakis
Executive Director

STATE OF CONNECTICUT) ) COUNTY OF NEW HAVEN)	ss: New Haven	January 2, 2018

On this date personally appeared before me Sean Cassidy, who acknowledged himself/herself to be the duly authorized                                 of Arvinas, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand

JESSIE M. CRUZ	/s/ Jessie M. Cruz
NOTARY PUBLIC	Commissioner of the Superior Court/
State of Connecticut	Notary Public
My Commission Expires 6/30/2021

STATE OF CONNECTICUT) ) COUNTY OF NEW HAVEN)	ss: New Haven	December 26, 2018

On this date personally appeared before me Clio Nicolakis, who acknowledged himself to be the duly authorized Exec Director of the Board of Science Park Development Corporation, a corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand

/s/ David Silverstone
Commissioner of the Superior Court/
~~Notary Public~~

EXHIBIT A

LEGAL PROPERTY DESCRIPTION - 395 WINCHESTER AVENUE

All that certain piece or parcel of land, together with all buildings and improvements thereon, situated in the City of New Haven, County of New Haven and State of Connecticut, being shown as “Land of Science Park Development Corporation AREA = 2.775 ACRES”, on a certain map or plan entitled “Boundary Survey Portion of Parcel 5 Science Park Winchester Avenue, New Haven, Connecticut,” prepared by URS GREINER, INC. A.E.S. 500 Enterprise Drive, Rocky Hill. CT 06067-4002, Scale: 1”=20’, Date: August, 1998, Map File #T140-52, Revision #1 10-21-98, Revision #2 11-17-98, Revision #3 11-24-98, which map is on file or to be filed in the New Haven City Clerk’s Office, and to which reference may be had for a more particular description thereof.

Said premises are more particularly bounded arid described as follows:

Commencing at an iron pin set in the Easterly street line of Winchester Avenue, which iron pin marks the Northwesterly corner of the herein described premises and which point lies 344.11 feet from the Southeast intersection of said Winchester Avenue and Division Street, as shown on said map;

Thence proceeding South 75° 38’ 10” East along land n/f Science Park Development Corporation shown as Parcel SP-1-C-2, a distance of 328.95 feet to a point marked by a drill hole, which point marks the Northeasterly corner of the herein described premises;

Thence proceeding South 14° 21’ 20” West along land n/f Science Park Development Corporation shown as Portion of Parcel SP-1-13-1, a distance of 367.43 feet to an iron pin, which pin marks the Southeasterly corner of the herein described premises;

Thence proceeding North 75° 37’ 30” West along land n/f U.S. Repeating Arms Company Inc., a distance of 329.05 feet to a drill hole set in the easterly Street line of Winchester Avenue, which point marks the Southwesterly comer of the herein described premises;

Thence proceeding North 14° 22’ 30” East along the Easterly street line of Winchester Avenue, a distance of 367.3 7 feet to the point or place of beginning.

Together with the terms of two agreements concerning a portion of Winchester Avenue situated between Munson Street and Division Street, one such agreement by and between Olin Corporation and Repeating Arms Company, dated July 20, 1981 and recorded in Volume 2922 at page 278 of said Land Records, and the other by and between Olin Corporation and City of New Haven, dated May 14, 1984 and recorded in Volume 3211 at page 202 of said Land Records.

EXHIBIT B

Holidays:

Martin Luther King, Jr. Day

President’s Day

Good Friday

Memorial Day

Independence Day

Labor Day

Columbus Day

Thanksgiving Day

Day after Thanksgiving

Christmas Day

New Year’s Day

SCHEDULE A-1

FLOOR PLAN OF FIRST FLOOR PREMISES

SCHEDULE A-2

FLOOR PLAN OF SECOND FLOOR PREMISES

SCHEDULE A-3

FLOOR PLAN OF THIRD FLOOR PREMISES

SCHEDULE A-4

LANDLORD’S ADDITIONAL PROPERTY

3rd floor lab

1.	laboratory casework

2.	laboratory work stations/benches

3.	Audio (paging) system

4.	Autoclave unit(s) and ancillary systems

5.	Glass wash unit(s) and ancillary systems

6.	Biosafety cabinets

7.	Controlled environment room

8.	DI/RO water system

9.	Kewaunee fume hood and ancillary systems and ventilation

10.	Security and alarm system

11.	Vacuum pump

12.	A.O. Smith dedicated water heater

1.	built-in reception desk

2nd floor offices

1.	~~cubicle workstation~~

2.	~~office furniture including desks, some chairs, shelving and whiteboards~~

3.	kitchen equipment

1st floor office area

1.	built-in reception desk

2.	2 large wood wall partitioned private offices with u-shaped desks and overhead bins

3.	3 cubicle u-shaped workstations with overhead bins

4.	office furniture in 8 offices (2 offices without)

5.	whiteboards

6.	conference table

7.	kitchen with dishwasher and refrigerator

8.	keycard access system

9.	server room with one switch rack and one shelving unit

1st floor lab

1.	laboratory work stations/benches

2.	Tissue culture hood (6 ft Nuaire biosafety cabinet), ducted outside

3.	2 ft x 4 ft exhaust hood in rear room

4.	built-in lab glassware cabinet

5.	4 ft Safeaire chemical hood

6.	walk in +4 cold room

SCHEDULE B

TENANT’S EQUIPMENT

FURNFIX	1	Office Suite of Furniture-Inv#s 14219,
FURNFIX	1	Office Suite of Furniture-Inv#s 14219,
FURNFIX	1	Office Suite of Furniture-Inv#s 14219,
FURNFIX	1	Office Suite of Furniture-Inv#s 14219,
FURNFIX	1	PhD Room of Furniture-Inv#s 14219,
FURNFIX	1	PhD Room of Furniture-Inv#s 14219,
FURNFIX	1	Computational Chemist RM-Inv#s 14219,
FURNFIX	1	Large Conference Suite-Inv#s 14219,
FURNFIX	1	Small Conference Suite-Inv#s 14219,
FURNFIX	1	Reception Area-Inv#s 14219,
FURNFIX	1	Refrigerator—Lunch Room
FURNFIX	1	Ikea desk (Taavi) & Ikea Lounge Chair
FURNFIX	1	Ikea Loveseat for Reception Area
FURNFIX	1	CEO Office, Conf Rm, Chem VP & CSO
FURNFIX	1	Reception Desk
FURNFIX	1	Conference Table & Furniture
FURNFIX	1	(6) Storage Racks, (2) metal carts &
FURNFIX	1	Refrigerator—Lunch room
FURNFIX	1	Office Suite of Furniture
FURNFIX	1	Office Suite of Furniture
FURNFIX	1	File Cabinet—Kari
FURNFIX	1	Elliptical
FURNFIX	1	Treadmill
FURNFIX	1	Office Suite of Furniture
FURNFIX	1	Conference Table
LABEQUIP	1	New Brunswick Incubator Shaker
LABEQUIP	1	VWR CryoPro
LABEQUIP	1	Fisher Scientific Isotemp Water Bath
LABEQUIP	1	Fisher Scientific Isotemp Incubator
LABEQUIP	1	Heraeus Biofuge pico
LABEQUIP	1	Heraeus Biofuge pico
LABEQUIP	1	Fisher Sci Electrophoresis Power Supply
LABEQUIP	1	Denver Instrument Balance
LABEQUIP	1	Sorvall RC-SB Plus Centrifuge
LABEQUIP	1	Hoshizaki Ice Machine
LABEQUIP	1	Baker Cell Culture Hood
LABEQUIP	1	Baker Cell Culture Hood
LABEQUIP	1	Baker Cell Culture Hood

LABEQUIP	1	Thermo Scientific CO2 Incubator
LABEQUIP	1	Thermo Scientific CO2 Incubator
LABEQUIP	1	Thermo Scientific Precision Water Bath
LABEQUIP	1	Sorvall ST 16 Centrifuge
LABEQUIP	1	New Brunswick Ultra-Low Freezer
LABEQUIP	1	Kenmore Refridgerator
LABEQUIP	1	M-20 Microplate Swing Bucket Rotor
LABEQUIP	1	Bio Rad T100 Thermal Cycler
LABEQUIP	1	Bio RadT100 Thermal Cycler
LABEQUIP	1	Bio Rad C1000Touch Thermal Cycler
LABEQUIP	1	Gel Plate Blot System
LABEQUIP	1	Benchmark Everlast Platform Rocker
LABEQUIP	1	Benchmark Everlast Platform Rocker
LABEQUIP	1	Bio Rad Cell Counter
LABEQUIP	1	ChemiDoc MP Imaging System
LABEQUIP	1	Cytation 3 Imaging Reader
LABEQUIP	1	Synergy 2 Microplate Reader
LABEQUIP	1	Branson Sonicator 200 Watt
LABEQUIP	1	Thermo Scientific Orion Star A111
LABEQUIP	1	PolyFlow Dry Ice Box
LABEQUIP	1	Nikon Eclipse TS100 Microscope
LABEQUIP	1	HP Compaq Elite 8300 & Monitor
LABEQUIP	1	HP Compaq Elite 8300 & Monitor
LABEQUIP	1	HP Compaq Elite 8300 & Monitor
LABEQUIP	1	Gelman Dry Ice Chest w/Handles
LABEQUIP	1	FlowCytometer & Assembly Pump
LABEQUIP	1	Spectr TD2000E Trans llluminator
LABEQUIP	1	(16) Xplorer 12-channel Pipettes
LABEQUIP	1	(2) Eppend Res Plus Trade-In 12 chan
LABEQUIP	1	(3) Eppend Res Plus Trade-In 12 chan
LABEQUIP	1	(3) Eppend Res Plus Trade-In 12 chan
LABEQUIP	1	Eppend Research plus 3-pack
LABEQUIP	1	(4) Xplorer Charging Carousel
LABEQUIP	1	VWRSymphony-3074 CO2 Incubator &
LABEQUIP	1	Liquid Dispensing System
LABEQUIP	1	Micro Plate Dispenser
LABEQUIP	1	Titer Plate Shaker
LABEQUIP	1	Centrifuge-Eppendorf
LABEQUIP	1	Centrifuge-Eppendorf
LABEQUIP	1	Centrifuge-Eppendorf
LABEQUIP	1	Centrifuge-Eppendorf
LABEQUIP	1	Centrifuge-Eppendorf
LABEQUIP	1	Centrifuge-Eppendorf

LABEQUIP	1	Centrifuge-Eppendorf
LABEQUIP	1	Centrifuge-Eppendorf
LABEQUIP	1	Centrifuge-Beckman Allegra X22
LABEQUIP	1	Inverted Microscope—Nikon Eclipse TS100
LABEQUIP	1	Branson 450 Ultrasonic Processor
LABEQUIP	1	Recirculating Hood (60
LABEQUIP	1	Compound storage system
LABEQUIP	1	Recirculating Hood (72
LABEQUIP	1	(9) Pipettes UL Single channel &
LABEQUIP	1	Pippetts research plus
LABEQUIP	1	Pippetts research plus
LABEQUIP	1	DualStack 3110/Rel#8 Series-II Water
LABEQUIP	1	NBS TCA-3, Temp Monitoring System
LABEQUIP	1	Nikon Microscope SMZ645
LABEQUIP	1	Upgrade of Cytation 3 Imaging Reader
LABEQUIP	1	V-10, dual pump, Carousel drive only
LABEQUIP	1	(6) Xcell4 Midi-cell upgrade kits
LABEQUIP	1	Nemi Guillotine
LABEQUIP	1	Dell Laptop w/ Biocore EvaI Software
LABEQUIP	1	Dell Laptop w/ Unicom Software
LABEQUIP	1	Filter Exc/emission 570/100NM, 680/30NM
LABEQUIP	1	Filter blk asby
LABEQUIP	1	Svce kit upgrade S2
LABEQUIP	1	Filter Exc/emission
LABEQUIP	1	(3) TI Explorer
LABEQUIP	1	Cuvette Quartz w/ stopper
LABEQUIP	1	(2) TI Xplorer Pipettes
LABEQUIP	1	Superdex200, Superdex75 10/300 GL
LABEQUIP	1	(2) TI Explorer 12-Channel 5-100ul yello
LABEQUIP	1	(3) Res+ 0.5-10 ul 12-chan pipette &
LABEQUIP	1	TI Xplorer 12-channel 50-1200ul green
LABEQUIP	1	Nuaire Biosafety & Cell Culture Hood;
LABEQUIP	1	Improvement to Air Clean Hood
LABEQUIP	1	(2) Pump Dual Syring Infusion 115V
LABEQUIP	1	Ergo One .5-10UL 12-channel pipet & ERGO
LABEQUIP	1	iBlot 2 Gel Transfer Device
LABEQUIP	1	1240 B SLM Aminco French Press
LABEQUIP	1	Flow Jo v10 Dongle
LABEQUIP	1	(4) Surelock Xcell Mini-Cell
LABEQUIP	1	Ergo one 8 channel pipette (returned)
LABEQUIP	1	Ergo one 12 channel St
LABEQUIP	1	(4) Ergo One Starter Kit*5 SingleChannel
LABEQUIP	1	Beckman Allegra 6 Centrifuge & Rotor

LABEQUIP	1	Biacore 3000 Esscare
LABEQUIP	1	Vertical Midi-Format Electrophoresis
LABEQUIP	1	Refridgerator—Kenmore
LABEQUIP	1	Labrepco Freezer
LABEQUIP	1	Labrepco Refridgerator
LABEQUIP	1	CombiFlash Rf-200i Automated Flash
LABEQUIP	1	CombiFlash Rf 4x Module
LABEQUIP	1	Discover SP microwave system
LABEQUIP	1	Buchi Rotavapor
LABEQUIP	1	SCILOGEX Rotary Evaporator
LABEQUIP	1	Edwards RV8 Rotary Vane Dual
LABEQUIP	1	Edwards RV3 Vacuum Pump
LABEQUIP	1	SAVANT VLP120 Valupump
LABEQUIP	1	SCILOGEX-Pro LCD Digital
LABEQUIP	1	Buchi Vacuum Pump with
LABEQUIP	1	Mettler Toledo Precision Balance
LABEQUIP	1	American Scientific Balance
LABEQUIP	1	Marble Balance Table
LABEQUIP	1	Mettler Toledo Classic
LABEQUIP	1	Mettler Toledo Balance
LABEQUIP	1	VWR Benchtop Gravity Convection Oven
LABEQUIP	1	Stainless Steel Desicator Cabinet
LABEQUIP	1	IKA Hotplate Magnetic Stirrer
LABEQUIP	1	IKA Hotplate Magnetic Stirrer
LABEQUIP	1	IKA Hotplate Magnetic Stirrer
LABEQUIP	1	IKA Hotplate Magnetic Stirrer
LABEQUIP	1	IKA Hotplate Magnetic Stirrer
LABEQUIP	1	IKA Hotplate Magnetic Stirrer
LABEQUIP	1	Computational Chemistry Computer
LABEQUIP	1	Thermo Sci -Vacuum Oven
LABEQUIP	1	Nitroflow Lab Generator
LABEQUIP	1	Wilmad LG357-100-Dble Vacuum
LABEQUIP	1	Wilmad LG357-100-Dble Vacuum
LABEQUIP	1	12 Port Drying Chamber SS
LABEQUIP	1	Freezone 2.5L Cascade Benchtop syst
LABEQUIP	1	Gelman Ultrasonic Bath
LABEQUIP	1	Fisher Hamilton Chemistry Hoods
LABEQUIP	1	Mass Spec TOF LCMS
LABEQUIP	1	High Performance Autosampler
LABEQUIP	1	(2) Tissue Culture Hood
LABEQUIP	1	(2) CO2 Incubator Double Stack
LABEQUIP	1	ERGO once 12 Chan Adjustable Pipettors
LABEQUIP	1	ERGO once 12 Chan Adjustable Pipettors

LABEQUIP	1	ERGO once 12 Chan Adjustable Pipettors
LABEQUIP	1	VIAFLO 96 Base Unit
LABEQUIP	1	12.5ul 96 Channel Pipetting Head
LABEQUIP	1	8 Channel Voyager Pipette
LABEQUIP	1	12 Ch ViaFlo Pipette
LABEQUIP	1	96 channel Pipetting Head Vioflow
LABEQUIP	1	Kenmore 20.6 cubic ft Upright Freezer
LABEQUIP	1	Microfuge-22R Centrifuge
LABEQUIP	1	Mettler Toledo XS105 Balance
LABEQUIP	1	Tissue Lyser Mill-Retsch Qaigen
LABEQUIP	1	NUNC-Immuno Wash 12 for 96 well plates
LABEQUIP	1	Trippt 51007 Lab Cart
LABEQUIP	1	Pump Vacuum with Woulff Bottle
LABEQUIP	1	Improvement to Air Clean Hood
LABEQUIP	1	Auto Desiccator Cabinet
LABEQUIP	1	bromoKdELECT Kds#32
LABEQUIP	1	SALD 2300 wet measurement with
LABEQUIP	1	Control Rct Saf Ikamag
LABEQUIP	1	Oven 1.4 cu ft
LABEQUIP	1	Rotavap
LABEQUIP	1	HPLC (Software & Hardware)
LABEQUIP	1	Ultrasonic Cleaner
LABEQUIP	1	Repeater Stream Pipette
LABEQUIP	1	Titan A450-Quad CPUs AMO Opteron Abu
LABEQUIP	1	HPLC Replacement Parts
LABEQUIP	1	Explosion Proof Freezer
LABEQUIP	1	Digital Rocker 12V/US
LABEQUIP	1	Vacuum Pump V-300
LABEQUIP	1	Upright Freezer & Top Freezer/Refridge
LABEQUIP	1	Li-Cor Odyssey 9120 Imaging System
LABEQUIP	1	(2) Surelock Xcells
LABEQUIP	1	Long Life Deuterium Lamp, 1100/1200
LABEQUIP	1	Planetary Ball Mill PM 200
LABEQUIP	1	In-Cell Western Key
LABEQUIP	1	Criterion Cell plus Frt
LABEQUIP	1	Sonicator Microplate Pkg 110V & Frt
LABEQUIP	1	Criterion Cell
LABEQUIP	1	Biotek ELX 405UCWVS Microplate Washer
LABEQUIP	1	Biotek ELX 405UCWVS Microplate Washer
LABEQUIP	1	RV 10 digital with dry ice cond-c, 115V
LABEQUIP	1	MVP 10 basic vaccum pump, 115V
LABEQUIP	1	CO2 Incubator 33FT3 70C115V60H
LABEQUIP	1	Thermo Fisher—Barnstead Lab-Line

LABEQUIP	1	Biacore: BC S200 Processing Unit-Silver
LABEQUIP	1	BC S200 Processing Unit-S&H Charge
LABEQUIP	1	BC S200: 19244701 Main Cable 115V
LABEQUIP	1	BC S200: 181177333 Computer SFF
LABEQUIP	1	BC S200: 29153626 Monitor, Widescreen
LABEQUIP	1	BC S200: 28402072 Keyboard
LABEQUIP	1	BC S200: Biacore S200-Inside Del Lvl II
LABEQUIP	1	lnnova U725 220V/60Hz Freezer, 25.6 Ft
LABEQUIP	1	LCMS-2020 Detector with Advanced
LABEQUIP	1	LCMS-2020 Detector with Advanced
LABEQUIP	1	LCMS-2020: FCV-34AH 6-position, 7 port
LABEQUIP	1	LCMS-2020: Valve Installation Kit
LABEQUIP	1	LCMS-2020: FCV piping assy-addtl piping
LABEQUIP	1	LCMS-2020: FCV piping assy
LABEQUIP	1	LCMS2020: Fast Flow Cell, i-Series 3D
LABEQUIP	1	LCMS-2020 Detector w/ Advanced Data
LABEQUIP	1	Biacore S200 24-Month Ext Warranty
LABEQUIP	1	Trans-blot Turbo Transfer system-1704150
LABEQUIP	1	Trans-Blot Turbo Cassette-1704151
LABEQUIP	1	Part of Trans-Blot Turbo Transfer System
LABEQUIP	1	Part of Trans-Blot Turbo Transfer System
LABEQUIP	1	CombiFlash Rf Torrent Module UV
LABEQUIP	1	CombiFlash Rf Torrent Module—Foxy
LABEQUIP	1	CombitFlash Rf Torrent Module—Rack
LABEQUIP	1	CombiFlash Rf Torrent Module—Solid
LABEQUIP	1	CombiFlash Rf Torrent Module—Chrom
LABEQUIP	1	Lamp, 1100/1200 DAD/MWD
LABEQUIP	1	96 Multichannel Enhanced Tip Selection
LABEQUIP	1	Beckman Coulter Biomek NXp
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook

OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Epson Powerlite 1261Projector
OFFEQUIP	1	LAN Infrastructure—lnv#s:130808AV005-
OFFEQUIP	1	PolyCom—Clear One Max EX Wired
OFFEQUIP	1	RCA 1-Handset 4-Line Cordless Telephone
OFFEQUIP	1	Security System
OFFEQUIP	1	Uninterrupted Power Supply System
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptops-HP EliteBook
OFFEQUIP	1	Laptop Thinkpad
OFFEQUIP	1	(2) Laptop EliteBook
OFFEQUIP	1	Apple MacBook AIR (Rob)
OFFEQUIP	1	HP Elitebook and Dock
OFFEQUIP	1	HP Elitebook and Dock
OFFEQUIP	1	HP Elitebook and Dock
OFFEQUIP	1	HP Elitebook and Dock
OFFEQUIP	1	HP Elitebook and Dock
OFFEQUIP	1	HP Elitebook and Dock
OFFEQUIP	1	HP Elitebook and Dock
OFFEQUIP	1	Cisco Aironet
OFFEQUIP	1	SonicWALL TZ300 Total Secure Security
OFFEQUIP	1	SonicWALL TZ300 Total Secure Security
OFFEQUIP	1	Meraki Legacy
OFFEQUIP	1	Meraki Legacy
OFFEQUIP	1	Meraki Legacy
OFFEQUIP	1	Meraki Legacy
OFFEQUIP	1	Cisco Ethernet
OFFEQUIP	1	Surface Pro 4 w/dock & keyboard
OFFEQUIP	1	AED Battery
OFFEQUIP	1	AED Battery
OFFEQUIP	1	Surface Pro 3
OFFEQUIP	1	Surface Pro 4 w/dock & keyboard
OFFEQUIP	1	Surface Pro 4 w/dock & keyboard
OFFEQUIP	1	Surface Pro 4 w/dock & keyboard
OFFEQUIP	1	Surface Pro 4 w/dock & keyboard
OFFEQUIP	1	Surface Pro 4 w/dock & keyboard
OFFEQUIP	1	Surface Pro 4 w/dock & keyboard

OFFEQUIP	1	Surface Pro 4 w/dock & keyboard
OFFEQUIP	1	Surface Pro 4, dock, Office & cover
OFFEQUIP	1	Surface Pro 4, dock, Office & cover
OFFEQUIP	1	Apple Macbook Pro (Steve)
OFFEQUIP	1	Epson EX7240 Pro WXGA 3LCD Projector
OFFEQUIP	1	Cisco Catalyst 48 Port Ethernet Switch
OFFEQUIP	1	Monitor (Alexey)
OFFEQUIP	1	HP Zbook workstation
OFFEQUIP	1	HP Zbook workstation
OFFEQUIP	1	HP Zbook workstation
OFFEQUIP	1	HP Zbook workstation
OFFEQUIP	1	Epson EX7240 Pro WXGA 3LCD Projector
OFFEQUIP	1	Dell PowerEdge R530 Server & setup
OFFEQUIP	1	Cisco Catalyst 2960X
OFFEQUIP	1	HP Zbook workstation
OFFEQUIP	1	HP Zbook workstation
OFFEQUIP	1	HP Zbook workstation
OFFEQUIP	1	HP ZBook 15u G3 Mobile Workstation,
OFFEQUIP	1	HP ZBook 15 u Ge Workstation,
OFFEQUIP	1	HP ZBook 15u G3 Mobile Workstation,
OFFEQUIP	1	HP ZBook 15u G3 Mobile Workstation,
OFFEQUIP	1	HP ZBook 15u G3 Mobile Workstation,
OFFEQUIP	1	HP Zbook 15u G3 Mobile Workstation
OFFEQUIP	1	HP Zbook 15u G3 Mobile Workstation
CAPSFTWRE	1	Microsoft Great Plains Dynamics 2015
CAPSFTWRE	1	(3) Windows Server 2012R2 Standard
CAPSFTWRE	1	Dynamics GP Prof User License
CAPSFTWRE	1	Certara SYBX006: Sybyl-X Suite
CAPSFTWRE	1	eOne SmartlistBuilder, SmartView, and
LABEQUIP	1	Vacuum Pump V-300 #11V300100 & warranty
LABEQUIP	1	Image Xpress Micro XL High Content screening system w/software & licenses
LABEQUIP	1	Tube gaurd, APC Smart-UPS RM, Reolink IP, Kenuco CAT 6 ethernet cable
LABEQUIP	1	IncuCyte S3 HD/2CLR System package w/ software
LABEQUIP	1	Tube gaurd, APC Smart-UPS RM, Reolink IP, Kenuco CAT 6 ethernet cable
LABEQUIP	1	OLP WIN SVR CORE 2016-OB WIN RMT DT
LABEQUIP	1	DELL NX3230
LABEQUIP	1	DELL R740
LABEQUIP	1	ION Automated Robotic arm for HCIS

SCHEDULE C

CHEMICALS AND Hazardous MATERIALS

List of Chemicals and Hazardous Materials Anticipated to be used in the Arvinas Research Facility at 5 Science Park, New Haven, CT

The list below constitutes an initial estimate of the chemicals and classes that may be utilized as the facility is populated.

Inorganic Compounds

Sodium chloride

Silicon dioxide

Magnesium sulphate

Sodium Sulphate

Diatomaceous earth

Calcium chloride

Ammonium chloride

Potassium iodide

Nitrogen gas

Argon gas

Solvents

Acetone

Ethyl acetate

Hexane Acetonitrile

Methanol

Ethanol

Dichloromethane

Toluene

Ethyl ether

Methyl sulphoxide

Tetrahydrofuran

Acids

Acetic acid

Citric acid

Formic acid

Trifluoracetic acid Methanesulphonic acid

Hydrochloric acid

Sulphuric acid

Nitric acid

Tartaric acid

Bases

Sodium bicarbonate

Sodium carbonate

Potassium carbonate Sodium hydroxide

Sodium hydride

Cesium carbonate Butyl lithium

Lithium hydroxide Ammonium hydroxide

Triethylamine Diisopropylethylamine

Organic Compounds

Pyrimidines

Aminopyridines

Thiophenes

Thiazoles

Pyrazoles

Furans

Imidazotriazines

Pyrrolopyridines

Furopyridines

Indoles

Indazoles

Polyethylene glycols Carboxylates, alkyl/aryl Amides, alkyl/aryl Sulphonamides, alkyl/aryl

Sulphones, alkyl/aryl Sulphoxides, alkyl/aryl Ethers, alkyl/aryl Alcohols, alkyl/aryl

Carboxylates, alkyl/aryl Amines, alkyl/aryl

Sulphides, alkyl/aryl Mercaptans, alkyl/aryl Ketones, alkyl/aryl

Halides, alkyl/aryl

Aldehydes, alkyl/aryl

Chloroformates, alkyl/aryl

Ureas, alkyl/aryl Stannanes, alkyl/aryl

Boronates, alkyl/aryl

Tetrakis(triphenylphosphine)palladium(O)(l, I 1-Bis(diphenylphosphino)ferrocene)palladium(II) dichloride

SCHEDULE D

RULES AND REGULATIONS

1. No sign, signal, advertisement, notice or other lettering, except as allowed in the Lease, shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Leased Premises or inside of the Building without the prior written consent of Landlord. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of color, size and style and in such places as shall be first approved in writing by Landlord. Interior signs on doors and directory tablet shall be inscribed, painted or affixed by each tenant at Tenant’s expense and shall be of a size, color and style acceptable to Landlord. Tenant agrees that any door or directory signage shall be removed at the end of the Lease Term and all doors and walls will be restored to their original conditions. All signs that are contracted for by Landlord will be at the rate fixed by Landlord from time to time and Tenant will be billed and will pay for such service accordingly.

2. Tenant will refer to Landlord all contractors, contractors’ representatives and installation technicians rendering any service to Tenant for Landlord’s supervision, approval and control before performance of any contractual service. Except for the hanging of pictures, no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3. The Landlord shall designate appropriate entrances for the moving to or from the Building, of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances or elevators for such purposes, except as designated by Landlord. Movement in or out of the Building of furniture or office equipment or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways or movement through Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control as to the time, method and routing of movement and as to limitations imposed for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord, if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the Property to completion of work.

Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to, any of said property or persons resulting from any act in connection with such service performed for Tenant, unless performed by Landlord, its agents, employees or contractors.

4. Tenant shall not deface any part of the Leased Premises, Building or Property.

5. No portion of the Leased Premises or of any other part of the Building shall at any time be used for cooking (except in designated areas), or occupied for lodging or sleeping, or for any immoral or illegal purpose, or for any purpose that will damage the Property or the reputation thereof or for any purpose other than that specified in the Lease covering the Leased Premises.

6. Tenant shall not place, install or operate on the Leased Premises or in any other part of the Building or on the grounds any engine or machinery or maintain, use or keep any flammable, explosive or hazardous material without the prior written consent of Landlord.

7. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area or public rooms regardless of whether or not such loss occurs when the area is locked against entry.

8. No birds or animals shall be brought into or kept in or about the Building, without permission of Landlord, except as necessary for Tenant’s conduct of business on the Leased Premises. Tenant shall at its sole expense comply with all federal, state and local laws, ordinances, codes and regulations applicable to the presence of such birds or animals on the Leased Premises.

9. Tenants shall not hire or employ employees of Landlord without Landlord’s prior express written consent. Tenants shall not give gifts of money or property to employees of Science Park or its agents.

10. Landlord will not permit entrance to the Leased Premises by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except to employees, contractors or service personnel directly supervised by Landlord.

11. The entries, passages, doorways, elevators, elevator doors, hallways and stairwells shall not be blocked or obstructed; no rubbish, litter, trash or material of any nature shall be placed, emptied or thrown in these areas; and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant’s agents, employees, invitees, Tenant’s equipment, furnishings and supplies to or from the Leased Premises.

12. Tenant shall not do or permit anything to be done in or about the Building or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building or on property kept therein, or obstruct or interfere with the rights of, or otherwise injure or annoy other tenants or do anything in conflict with the valid pertinent laws, rules or regulations of any government authority.

13. Landlord desires to maintain the highest standards of environmental comfort and convenience for the tenancy. It will be appreciated if any undesirable conditions or lacks of courtesy or attention are reported directly to Landlord.

14. Intentionally Omitted.

15. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc. that are to be placed in the Building, and only those which in the opinion of Landlord do not exceed acceptable floor loading and might not with reasonable probability do damage to the floors, structure and/or freight elevator, may be moved into said Building. Landlord’s permission will not be unreasonably withheld. Any damage occasioned in connection with the moving or installing of such aforementioned articles in said Building or the existence of same in said Building shall be paid for by Tenant, unless otherwise covered by insurance.

16. Landlord shall have the right to prohibit the use of the Science Park Development Corporation name, or of the name of the Science Park project or of any Science Park building, or any other publicity by Tenant, which, in Landlord’s opinion, tends to impair Landlord’s Reputation or that of the Building or its desirability for the executive offices of Landlord or of other tenants; and, upon written notice from Landlord, Tenant will refrain from or discontinue such use or publicity. Landlord’s permission will not be unreasonably withheld.

17. No food or beverages may be stored in any areas other than in those specifically designated for such purposes. Also, waste materials, including trash from the packaging, preparation or serving of the above, must be disposed of the same day in the proper receptacles. Tenant must bear the cost of correcting any pest problem resulting from these activities.

18. No weapons are allowed on the Property or on the real property known as “Science Park” of which the Property forms a part.

19. Any device used for moving of furniture, freight, mail or paper goods that will be used on a daily basis will be padded in such a way as to protect from possible damage any surface with which it may come in contact. Any device used on an occasional basis, which is not padded, will be operated in a safe manner so as to prevent damage to any walls, doors, floors, ceilings or other surfaces. Hand trucks must have rubber tires.

20. All work done by service personnel, whether in-house or contracted, shall be done in a first class manner to accepted standards of the trade and shall conform to all codes imposed by any governmental authority.

21. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, shades or screens shall be attached to, or hung in or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures so permitted by Landlord must be of a quality, type, design and color and attached in the manner approved by Landlord.

22. No show cases or other articles shall be placed in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

23. Water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by any Tenant who, or whose servants, employees, agents, contractors, subcontractors, licensees or visitors, shall have caused the same.

24. Landlord reserves the right to exclude from the Building any persons who do not present identification acceptable to Landlord. Landlord shall in no case be liable for damages for any error with regard to admission or exclusion from the Building of any person.

In the case of riot, mob, invasion, public excitement or other circumstances rendering such actions advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such actions as the Landlord may deem appropriate including closing doors.

25. The requirements of Tenant will be attended to only upon application at the office of Landlord’s building manager in the manner set forth by Landlord. Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

26. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

27. Intentionally Omitted.

28. Hours of Operation

Science Park is open 24- hours a day, 7 days a week. The normal hours of operation are Monday through Friday from 8:00 a.m. to 6:00 p.m. excluding holidays.

29. Keys to Offices

Two keys will be issued for each tenant’s space. The principal of the Tenant will sign for the keys upon issuance. The Tenant may make additional copies of the keys as needed. It will be the responsibility of the Tenant’s principal to keep track of those persons to whom he has issued keys. All keys and photo IDs must be returned to the Landlord upon termination of the Lease or a $15 penalty per item charge will be deducted from the security deposit held by Landlord. Replacement of locks because of lost or unreturned keys shall be undertaken at the Tenant’s expense.

30. Parking and Speed Limit

All Science Park companies and employees will be assigned to specific parking lot areas. There are no assigned spaces other than for handicapped parking. It is requested that individuals park between the painted lines. If for business reasons you wish to leave your vehicle overnight or for the weekend, the security officer must be notified. No one is allowed to “deadhead” his or her vehicle in the parking lots. Vehicles found improperly parked obstructing exits, fire lanes, other spaces, etc. will be towed at the owner’s expense.

The speed limit for the private drives and roadways within Science Park is 15 m.p.h. Please obey this speed limit for the safety of everyone walking and driving within the Park.

31. Reporting Emergencies or Incidents

All emergencies (fire, injury, illness, etc.) should be reported to security immediately at                 . This telephone number must only be used in cases of emergency. Incidents such as thefts, unwanted persons, vandalism or damage to parked vehicles in Science Park should also be reported as soon as possible.

32. Film Crews. Tenant shall provide Landlord with at least 24 hours advance written notice of any scheduled visits to and/or work within, on or about Science Park by any film crew, whether in connection with a documentary or dramatic production, interviews, research, promotion, advertising, news coverage or otherwise.

33. Special Events Held by Science Park Companies

Any event held by a Science Park company which may disturb or interfere with the security, safety or operations of other companies or which involves more than ten (10) people entering into the Park must be registered with the Landlord and the Landlord’s security site supervisor. The host company may be required to hire additional security or maintenance personnel. For any such special event, the following will be required:

(a) Events will be held within the confines of the host company’s Leased Premises and only within an SPDC common area when express permission has been granted.

(b) Participants will be restricted to a pre-determined area near which bathroom facilities are available.

(c) A guest list must be provided to Landlord’s security site supervisor at least twenty four (24) hours in advance of the special event.

(d) Arrangements will be made for ample parking to be available with proper signs provided to guide and inform the guests. The host company should be prepared to provide the signs.

(e) Alcohol consumption must be monitored by the host company for underage persons and for excessive consumption by guests.

(f) The host company will be responsible for cleanup and for any damage and costs incurred in restoring any area involved to its original good condition.

34. Roof Off Limits. No Tenant and no employee or invitee of any Tenant or employee, shall go upon the roof of the Building without Landlord’s permission.

35. Changes to Entrances. Landlord shall have the right at any time without incurring any liability to Tenant to change the arrangement and/or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets or other common areas of the Building.

36. Tenant Information.

(a) Tenants are required to provide a 2-3 line description of their company’s operation. This description will include P.O. Box (if applicable), telephone numbers (fax, voice, e-mail) and company principal(s).

(b) Each year as of June 30th, SPDC conducts a survey of employment in Science Park companies which includes questions pertaining to personnel and strategic data which identifies benchmarks for Science Park performance, including but not limited to the number of employees and other such data, education levels, company expansion plans, and needs, etc. This data is necessary for SPDC’s reporting to its lenders and others. Individual company data is kept confidential. Tenants including Ground lease Tenants/Subtenants are required to participate in this survey. In addition, Tenant shall promptly distribute SPDC’s current survey form to their subtenant companies, follow up, and collect the completed forms from subtenants by the established due date.

37. Yale University Amenities

Commercial (those having no off street or public customers) Tenants of Science Park and their employees are invited to take advantage of the following current amenities at Yale University. All Yale amenities are offered at the sole discretion of Yale University and the following language cannot be changed without the express approval of Yale.

A. Payne Whitney Gymnasium

1.	Fitness Center – cardio machines, Cybex circuits, free weights

2.	Swimming Pools—lap swimming

3.	Lanman Center/Greenberg Brothers Track – basketball, jogging

4.	15 International Squash Courts – recreational squash

5.	Physical Education Classes including aerobics, dance, martial arts, sports skills

6.	Sauna for Women, Sauna for Men – for health/relaxation

Membership to Payne Whitney Gym:

The membership fee is the same as charged to Yale faculty and staff. To obtain a membership simply present a letter at the membership office in the Payne Whitney Gym on your company’s letterhead which states that you are an employee of a Science Park company. After paying the fee, you will receive a membership card, which must be presented for admission to the facilities.

The Membership Office is open Monday through Friday 10:00 a.m. to 2:00 p.m. and 3:15 p.m. to 6:00 p.m. Please call the membership office at (203) 432-2497 for additional information.

B. Yale Golf Course Access

1. Corporate Membership: (For corporations and businesses that will elect for membership, four individuals within the corporation or business.) the four individuals will be entitled to unlimited play. (Alternatively, the corporation/business can elect to purchase 300 rounds, within the calendar year, for use by its employees and guests.) The one time initiation fee will be waived. Contact the Membership Office at (203) 392-2306 for cost of membership and details.

2. Involvement with Yale Golf Classic and other golf events. Contact Barbara Chesler at                      for details.

C. Yale Football Corporate Hospitality and Group Outings

For information on adult or youth group outings for football or other varsity athletic events contact Pat O’Neill at                     .

D. Yale University Library Privileges

Employees of Science Park tenant companies when SPDC has a current, valid lease on file may request a Yale Library Card, which will be issued at no charge. The request must be made using the SPDC designed standard, bearer letter on SPDC (or in the case of an SPDC ground leasee Tenant, the ground leasee Tenant’s letterhead), counter-signed by the sub-tenant company’s designated Yale Privileges Representative. When leases commence or terminate, SPDC or SPDC’s ground leasee Tenants will update their list of valid leasees and email the list to the Yale Sterling Memorial Library’s circulation desk. The Circulation Desk will compare each library card request letter to the companies on the lists to confirm privileges. A card valid for 1 year will be available for pickup at the Library approximately one week after the request is received. If you have any questions regarding this validation procedure only, contact SPDC; Clio Nicolakis, at                     . For all other questions, contact the Sterling Memorial Library at 203.432.1853 or smlcirc@yale.edu.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Agreement”) is entered into as of this 23rd day of May, 2018 (the “Effective Date”) by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut non stock corporation having its office at 5 Science Park, New Haven, Connecticut 06511 (the “Landlord”), and ARVINAS, INC., a Delaware corporation having a principal place of business at 5 Science Park, 3rd Floor, New Haven, Connecticut 06511 (the “Tenant”) in modification of that certain Lease between the Landlord and the Tenant executed on or about January 2, 2018 (the “Lease”).

WHEREAS, the Landlord and the Tenant are parties to the Lease which is in full force and effect; and

WHEREAS, the Landlord and the Tenant wish to modify the Lease as more fully set forth herein; and

NOW, THEREFORE, the Landlord and the Tenant agrees as follows:

1. Amendments to Lease. As of the Effective Date, the following modifications are made to the Lease:

a) Section 1.1(a) of the Lease is amended and restated to read, in full, as follows:

(a) Landlord is the owner of the real property located at Science Park, New Haven, Connecticut as described on Exhibit A attached hereto (the “Property”). The Tenant shall lease from Landlord the following premises located in Science Park Building 5 (“Building 5”), which is located on the Property: (i) approximately 7,873 rentable square feet on the first floor of Building 5, as shown on the floor plan attached hereto as Schedule A-1 (the “First Floor Premises”); (ii) approximately 10,249 rentable square feet on the second floor of Building 5, as shown on the floor plan attached hereto as Schedule A-2 (the “Second Floor Premises”); and approximately 9,456 rentable square feet on the third floor of Building 5, as shown on the floor plan attached hereto as Schedule A-3 (the “Third Floor Premises”). Tenant shall have exclusive use of the First Floor Premises, the Second Floor Premises, the Third Floor Premises and Landlord’s fixtures, equipment and personalty set forth in Schedule A-1 attached hereto (“Landlord’s Additional Property”). In addition to the aforementioned First Floor Premises, Second Floor Premises and Third Floor Premises, the Tenant shall also lease from Landlord: as of May 15, 2018, approximately 2,632 rentable square feet on the first floor of Building 5, as shown on the floor plan attached hereto as Schedule A-4 (the “Part A Space”), and, as of May 1, 2019, or earlier as provided in Section 2.4.G. hereof, approximately 3,705 rentable square feet on the first floor of Building 5, as shown on the floor plan attached hereto as Schedule A-4 (the “Part B Space”). The First Floor Premises, the Second Floor Premises, the Third Floor Premises, the Part A Space, the Part B Space, and the Landlord’s Additional Property shall be referred to herein collectively as the “Leased Premises.” Landlord’s Additional Property shall be considered part of the Leased Premises but shall remain property of the Landlord.

b) Section 1.2 of the Lease is amended by replacing “seventy five (75) parking space” with “one hundred (100) parking spaces”.

c) Section 2.3 of the Lease is amended by adding the following paragraph to the end thereof to read in full as follows:

Landlord shall contribute rent abatements up to the total amount of SEVENTY FIVE THOUSAND DOLLARS ($75,000.00) (“Part B Space Contribution”) on account of the cost of refurbishing the Leased Premises including design and engineering costs. Part B Space Contribution shall be available to Tenant only as follows: (i) Tenant shall submit to Landlord a written request to utilize a portion of Part B Space Contribution as an abatement of one or more monthly installments of Base Rent (as hereinafter defined) (each a “Part B Space Contribution Request”); (ii) each Part B Space Contribution Request shall include evidence reasonably satisfactory to Landlord that Tenant has actually paid to contractors and other relevant professionals an amount at least equal to the amount sought in the Part B Space Contribution Request in connection with construction, design and or other service and materials directly related to and necessary in connection with renovation of the Leased Premises; (iii) unless a Part B Space Contribution Request is disputed by Landlord within ten (10) days from receipt by Landlord, Tenant shall be entitled to abatement of the Base Rent monthly installment(s) first payable not less than thirty (30) days from submission of such Part B Space Contribution Request to Landlord; (iv) the Part B Space Contribution shall not be available to Tenant for reimbursement before May 1, 2019; and (v) notwithstanding sub-section (iv) hereof, Tenant may use and be reimbursed now for a small amount of the Part B Space Contribution to repair the floor in the Part A Space, and, subject to and without interfering with Landlord’s rights described in Section 2.4.G.(i) of this Lease, Tenant may immediately commence any other work in the Leased Premises, to be reimbursed therefor on or after May 1, 2019.

d) Section 2.4 of the Lease is amended by adding the following new subparagraphs to read, in full, as follows:

F.

As of May 15, 2018, Landlord shall tender to Tenant possession of the Part A Space in its then “as is” condition and Tenant agrees to accept possession of such portion of the Leased Premises in its then “as is” condition.

G.

As of May 15, 2018, Landlord shall tender to Tenant possession of the Part B Space in its then “as is” condition and Tenant agrees to accept possession of such portion of the Leased Premises in its then “as is” condition, subject to the following:

2

(i)

through August 31, 2018, Landlord shall retain access to and the use of approximately 1,500 square feet of the Part B Space for storage, assembly of cubicles and furniture and such other uses as Landlord may require.

e) Section 3.1.A. of the Lease is amended and restated to read, in full, as follows:

A. As used herein, the term “Lease Year” shall mean the 12-month period commencing on the Commencement Date and each succeeding 12-month period.

During the initial Term, Tenant shall pay to Landlord a base rent (“Base Rent”) for each Lease Year as follows:

Months of Term	Base Rent Rate (Annually per RSF)	Applicable RSF	Monthly Base Rent
January, 2018	$21.00	19,705	$34,483.75
February, 2018 – May 14, 2018	$21.00	27,578	$48,261.50
May 15 – 31, 2018	$21.00	30,210	$52,867.50
June, 2018 – July, 2018	$21.00	22,337	$39,089.75
August, 2018 – April, 2019	$21.00	30,210	$52,867.50
May, 2019 – December, 2022	$21.00	33,915	$59,351.25

f) Section 3.4 of the Lease is amended and restated to read, in full, as follows:

3.4. Electricity. Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to $1.62 per year for each rentable square foot of the Leased Premises, which shall be payable in equal monthly installments together with the regular monthly payments of Base Rent and Additional Rent. For the purposes of this paragraph: (a) the Leased Premises shall be deemed to constitute 33,915 rentable square feet as of May 15, 2018 and continuing for the balance of the Term; and (b) the annual charge for electricity shall be $54,942.30 payable in monthly installments of $4,578.53.

g) Section 24.1 of the Lease is amended by changing the amount of the Deposit to $15,760.00.

2. Schedules. Schedule A-4 and Schedule A-5 attached hereto are hereby made a part of the Lease as amended by this Agreement. Schedule A-1 to the Lease is deleted and Schedule A-1 attached to this Agreement is substituted therefor and is hereby made a part of the Lease.

3

3. Reaffirmation of Lease. In all other respects, the Lease, as hereby amended, is reaffirmed by the Parties and shall be and remain in full force and effect.

4. Landlord and Tenant Remain Obligated. Nothing herein shall constitute a waiver or release by the Landlord or the Tenant of any unperformed obligations of the other under the Lease as modified by this Agreement.

5. Brokerage. Landlord shall pay an agreed commission to Colliers International by way of a separate agreement. Landlord represents to Tenant that no other broker has any right to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Tenant as a result of any party asserting a right to a fee or commission claiming to have acted by, under, through or on behalf of the Landlord. Tenant agrees to indemnify and hold Landlord harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Landlord as a result of any party other than Colliers International claiming a fee or commission by, under or through Tenant on account of this Agreement and/or the extension of the Term of the Lease provided for in this Agreement.

6. Later Provision Controls. In case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control. Without limiting the meaning or application of the foregoing sentence in any manner, the provisions of Paragraph 6 of this Agreement supersede and replace Article 29 with respect to this Agreement.

7. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Lease.

8. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by telecopy or otherwise electronically shall be valid and effective to bind the party so signing. Each party agrees promptly to deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

[The Signature Page(s) Follow.]

4

Dated as of the date and year first above written.

TENANT:
ARVINAS, INC.

By:	/s/ Sean Cassidy
Sean Cassidy
Treasurer and Chief Financial Officer

LANDLORD:
SCIENCE PARK DEVELOPMENT CORPORATION

By:	/s/ Clio Nicolakis
Clio Nicolakis
Executive Director and Controller

STATE OF CONNECTICUT	)
	) ss.: New Haven	May 23, 2018
COUNTY OF New Haven	)

On this date personally appeared before me, Sean Cassidy, who acknowledged himself to be the duly authorized Treasurer and Chief Financial Officer of Arvinas, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

SKYLA ROSE WILSON

NOTARY PUBLIC	/s/ Skyla Rose Wilson
MY COMMISSION EXPIRES MAR. 31, 2023	Commissioner of the Superior Court/Notary Public

STATE OF CONNECTICUT	)
	) ss.: New Haven	May 16, 2018
COUNTY OF NEW HAVEN	)

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ David Silvertone
Commissioner of the Superior Court/~~Notary Public~~
David Silvertone

5

Premises of Arvinas, Inc.

Part B Space
Part A Space

FIRST FLOOR PLAN

5 SCIENCE PARK
NEW HAVEN, CT

0' 5' 15' 35'

BASE LEASE PLAN

VP	VERTICAL PENETRATION	---	TENANT 1
BCA	BUILDING COMMON AREA	---	TENANT 2
FCA	FLOOR COMMON AREA	---	TENANT 3
/	AVAILABLE TENANT AREA	---	TENANT 4

ARCHITECTS

SVIGALS + PARTNERS

84 Orange Street
New Haven
Connecticut 06510
203 786 5110

DRAWING TITLE	SCALE	DRAWING NO.
FIRST FLOOR PLAN	NTS	A1
	DATE 5/1/18	
FILE NO. / JOB NAME: 5 SCIENCE PARK	JOB NO.	PAGE NO. -

F:\1126-00\12_DRAWINGS\EXISTING\1126-ALL-PLANS.DWG 10/7/11 12:18 PM 11X17 COLOR PLOTS SPA